EXHIBIT 3.1

FEDERAL IDENTIFICATION
NO. 04-2837126

THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter 156b, Section 74)

We, Anthony J. Armini,                                                                                                                     President,

and Stephen N. Bunker,                                                                                                                     Clerk,

of Implant Sciences Corporation,

located at 105 Audubon Road, #5, Wakefield, MA 01880,

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on June 8, 1999 by a vote of

3,951,678 shares of Common Stock of 4,069,320 shares outstanding,

0 shares of Preferred Stock of 0 shares outstanding, and

_____ shares of __________ of _____ shares outstanding,

being at least a majority of each type, class or series outstanding and entitled to vote thereon:

ARTICLE I
The name of the corporation is:

Implant Sciences Corporation

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

See Continuation Sheet II.A.

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common	20,000,000	$.10

Preferred:		Preferred	5,000,000	$.10

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

See Continuation Sheets IV. A – IV.C.
ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

           N/A

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheets VI.A. – VI.E.

 IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet II.A.

II.A.           PURPOSES

To engage on its own behalf and for others in the business of developing, manufacturing, marketing and selling services and products that enhance the surface properties and performance of metal, ceramic, and plastic biomedical, semiconductor, and other devices; and to buy, sell and distribute goods, wares and merchandise of every kind and description.

           To acquire, hold, dispose of, buy, sell, underwrite, handle on commission and otherwise deal in, and to guaranty, any stocks, shares, bonds, notes and obligations of and interests in corporations, joint-stock companies, trusts, associations, partnerships, limited liability companies, firms or persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while owner thereof, to exercise all rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.

To acquire, hold, use, construct, maintain and dispose of buildings, plants, factories, mills, machinery, works, patent rights and privileges, inventions, formulae, trademarks and names, secret processes and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein, for the purposes of the foregoing businesses, and as a going business or otherwise, all or any part of the assets of any corporation, joint-stock company, trust, association, partnership, limited liability company, firm or person, and in such cases to assume all or any part of its or his liabilities.

           To engage in, transact and carry on any or all of the above businesses or any other business or activity necessary or convenient for or incidental to any or all of the foregoing or which can advantageously be conducted in connection therewith, and to engage in, transact and carry on any business or activity which a business corporation organized under the provisions of Chapter 156B of the General Laws of Massachusetts, as amended from time to time, or any successor statute, may lawfully engage in, transact or conduct.

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet IV.A.

IV.A.                      DESIGNATION AND CLASSIFICATION OF STOCK

The aggregate number of shares of capital stock which the Corporation has authority to issue is 25,000,000 consisting of:

           (i)           20,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock"); and

           (ii)           5,000,000 shares of Preferred Stock, $.10 par value per share (the "Preferred Stock").

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet IV.B.

IV.B.           DESCRIPTION OF THE COMMON STOCK

           The description of the Common Stock is as follows:

Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by him. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board of Directors out of any funds legally available for the declaration of dividends, subject to any provisions of these Articles of Organization, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. Subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder, upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders.

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet IV.C.

IV.C.                      DESCRIPTION OF THE PREFERRED STOCK

The description of the Preferred Stock is as follows:

           1.           Certificate of Designation. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock with or without series, and, by filing a certificate pursuant to the applicable law of The Commonwealth of Massachusetts (the "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, preferences, voting powers, qualifications and special or relative rights or privileges of the shares of each such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than the total number of authorized shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series except as set forth in the Certificate of Designation.

2.           Authority of Board. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                      (a)           the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors, and the distinctive designation of that series;

                      (b)           whether any dividend shall be paid on shares of that series, and, if so, the dividend rate on the shares of that series; whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                      (c)           whether shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                      (d)           whether shares of that series shall be convertible into shares of Common Stock or another security and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                      (e)           whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                      (f)           whether, in the event of purchase or redemption of the shares of that series, any shares of that series shall be restored to the status of authorized but unissued shares or shall have such other status as shall be set forth in the Certificate of Designation;

                      (g)           the rights of the shares of that series in the event of the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation, or the merger or consolidation of the
Corporation into or with any other corporation or entity, or the merger of any other corporation or entity into it, or the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of shares of that series to payment in any such event;

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

(h)           whether shares of that series shall carry any preemptive right in or preemptive right to subscribe to any additional shares of Preferred Stock or any shares of any other class of stock which may at any time be authorized or issued, or any bonds, debentures or other securities convertible into shares of stock of any class of the Corporation, or options or warrants carrying rights to purchase such shares or securities; and

(i)           any other designations, preferences, voting powers, qualifications, and special or relative rights or privileges of the shares of that series.

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet VI.A.

VI.A.                      CERTAIN TRANSACTIONS APPROVED BY THE BOARD OF DIRECTORS

Except as otherwise provided in these Articles of Organization, the Corporation may authorize, by a vote of a majority of the shares of each class of stock outstanding and entitled to vote thereon, (a) the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, upon such terms and conditions as it deems expedient, and (b) the merger or consolidation of the Corporation into any other corporation or entity, provided that such sale, lease, exchange, merger or consolidation shall have been approved by a majority of the members of the Board of Directors.

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet VI.B.

VI.B.           LIMITATION OF LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the Massachusetts General Laws, Chapter 156B, as amended or any successor statute (the "Massachusetts Business Corporation Law"), or (iv) with respect to any transaction from which the director derived an improper personal benefit.

No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of the Corporation under this Article for acts or omissions occurring prior to such amendment or repeal.

If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of the Corporation shall, without any further action of the Board of Directors or the stockholders of the Corporation, be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law.

                                       11

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet VI.C.

VI.C.           INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

1.           Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (a) a director of the Corporation, (b) an officer of the Corporation elected or appointed by the stockholders or the Board of Directors, or (c) serving, at the request of the Corporation as evidenced by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or agent of another person, including service with respect to an employee benefit plan (a person described in (a), (b) or (c) may hereinafter be referred to as an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as such a Director or officer of the Corporation or as such other director, officer, employee or agent or in any other capacity while serving as such a Director or officer of the Corporation or as such other director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law (but in the case of an amendment to the Massachusetts Business Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VI.C. with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VI.C. shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the Massachusetts Business Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI.C. or otherwise. The Corporation may accept any Undertaking without reference to the financial ability of the Indemnitee to make repayment.

2.           Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to an Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI.C.

3.           Right of Indemnitee to Bring Suit. If a claim under this Article VI.C. is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Business Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VI.C. or otherwise shall be on the Corporation.

           4.           Non-Exclusivity of Rights. The rights to indemnification and to Advancement of Expenses conferred in this Article VI.C. shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Organization, the By-Laws or any statute, agreement, vote of stockholders or of disinterested Directors or otherwise.

5.           Insurance; Offset. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another Person against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law. The Corporation's obligation to provide indemnification under this Article VI.C. shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

           6.           Amendments. Without the consent of a person entitled to the indemnification and other rights provided in this Article VI.C. (unless otherwise required by the Massachusetts Business Corporation Law), no amendment modifying or terminating such rights shall adversely affect such person's rights under this Article VI.C. with respect to the period prior to such amendment.

           7.           Savings Clause. If this Article VI.C. or any portion hereof shall be found invalid on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, liabilities and losses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article VI.C. that shall not have been found invalid and to the fullest extent permitted by applicable law.

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet VI.D.

VI.D.           MAKING AND AMENDING BY-LAWS; PLACES OF MEETINGS OF STOCKHOLDERS; PARTNERSHIP IN ANY BUSINESS ENTERPRISE

1.           The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization or such By-Laws requires action by the stockholders, who shall also have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws made by the Board of Directors under the powers conferred hereby may be altered, amended, or repealed by the Board of Directors or the stockholders.

           2.           Meetings of the stockholders may be held anywhere in the United States.

           3.           The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet VI.E.

VI.E.           TRANSACTIONS WITH AFFILIATED PERSONS

    The Corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which one or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which one or more of its directors, officers or stockholders are in any way interested. In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such one or more of the directors, officers or stockholders of the Corporation have or may have any interest which is or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholders having such adverse interest may have been necessary to obligate the Corporation upon such contract or transaction.

At any meeting of the Board of Directors (or of any duly authorized Committee thereof) at which any such contract or transaction shall be authorized or ratified, any director having such adverse interest may vote or act thereat with like force and effect as if he had no such interest, provided in such case that the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the directors. A general notice that a director or officer is interested in any corporation, organization or other concern of any kind referred to above shall be a sufficient disclosure as to the interest of such director or officer with respect to all contracts and transactions with such corporation, organization or other concern. No director shall be disqualified from holding office as a director or an officer of the Corporation by reason of any such adverse interest, unless the Board of Directors shall determine that such adverse interest is detrimental to the Corporation. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable on account of such adverse interest to the Corporation or to any stockholder or creditor thereof or to any other person for any loss  incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable on such ground for any gains or profits realized thereon.

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet VIII.A.

VIII.A.                      OFFICERS AND DIRECTORS

Name                                                                Residential Address                                                      Post Office Address

President:                      Anthony J. Armini                                           5 Skytop Drive                                                                Same
                                                                Manchester, MA

Vice President:                                Darlene
                      Deptula-Hicks                                2 Sarah's Way                                                                Same
                                                                Newton, NH

Treasurer:                      Darlene
                      Deptula-Hicks                                Same as above                                                                Same

Clerk:                                Stephen N. Bunker                                           95 Audubon Road                                                                Same
                                                                Wakefield, MA

Directors:

Anthony J. Armini                                                      Same as above                                                                 Same
           Stephen N. Bunker                                                      Same as above                                                                Same
           Robert Hoisington                                                      1000 South Woodward
                                                                Unit No. 150
                                                                 Birmingham, MI                                                                Same
           Shunkichi Shimizu                                                      3211 Ocean Walk
Marina del Ray, CA 90292                                                                Same

IMPLANT SCIENCES CORPORATION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

Continuation Sheet VIII.B.

VIII.B.                      BRIEF DESCRIPTION OF AMENDMENTS

Article III:	Article III has been amended to increase the number of authorized shares of Common Stock from 17,142,857 shares to 20,000,000 shares, $.10 par value.

Article  IV:                                Article IV has been amended to add descriptions of the Common Stock and the Preferred Stock.

ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a.	The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

107 Audubon Road, #5, Wakefield, MA 01880

b.	The name, residential address and post office address of each director and officer of the corporation is as follows:

                     NAME        RESIDENTIAL ADDRESS        POST OFFICE ADDRESS

President:

Treasurer:
                                           See Continuation Sheet VIII.A.
Clerk:

Directors:

c.           The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: June.

d.           The name and business address of the resident agent, if any, of the corporation is:

N/A

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

See Continuation Sheet VIII.B.

SIGNED UNDER THE PENALTIES OF PERJURY, this 8th day of June, 1999.

/s/ Anthony J. Armini, President

/s/ Stephen N. Bunker, Clerk

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION
General Laws, Chapter 156B, Section 74)

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $3,157.14 having been paid, said articles are deemed to have been filed with me this 9th day of June, 1999.

Effective Date:____________________________

/s William Francis Galvin

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

Rashmi Dyal-Chand
Foley, Hoag & Eliot LLP
One Post Office Square
Boston, MA 02109
Telephone: (617) 832-1287

FEDERAL IDENTIFICATION
NO. 04-2837126

THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, MA 02108-1512

CERTIFICATE OF VOTE OF DIRECTORS
ESTABLISHING A CLASS OR SERIES OF STOCK
(General Laws, Chapter 156B, Section 26)

We, Anthony J. Armini,                                                                                                                     President,

and Stephen N. Bunker,                                                                                                                     Clerk,

of           Implant Sciences Corporation
(Exact name of corporation)

located at:     107 Audobon Road, Wakefield, Massachusetts 01880
                         (Street Address of corporation in Massachusetts)

do hereby certify that at a meeting of directors of the Corporation on October 4, 2002, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

See Continuation Sheet 2A

*Delete the inapplicable words.

NOTE:     Votes for which the space provided above is not sufficient should be provided on one side of separate 8 x 11 sheets of white paper,  numbered 2A, 2B, etc. with a left margin of at least 1 inch.

CONTINUATION SHEET 2A

IMPLANT SCIENCES CORPORATION

VOTED:
That, pursuant to the authority expressly granted to and vested in the Board  of Directors of the Corporation by the provisions of Article IV of  the  Amended  and  Restated  Articles  of  Organization  of  the Corporation  (the  "Articles  of  Organization") and Section 26 of the Massachusetts  Business  Corporation  Law  of  the  Commonwealth  of Massachusetts, the  Board  of  Directors  hereby  creates,  from  the 5,000,000  shares  of  Preferred  Stock, par value $.10 per share (the "Preferred  Stock"),  of  the  Corporation  authorized  to  be  issued pursuant to the Amended and Restated Articles of Organization a series of  Preferred  Stock,  consisting  of  250,000  shares  of Series A 7% Cumulative  Convertible  Preferred  Stock  (the  "Series  A  Preferred Stock"), and  hereby  fixes the powers, designations, preferences and qualifications,  limitations or restrictions thereof, of the shares of such series as set forth in Exhibit A hereto (the "Certificate of Vote of  Directors").

EXHIBIT A

TERMS OF SERIES A 7%
CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
IMPLANT SCIENCES CORPORATION

           1.           Designation: Number of Shares.  The designation of said series of Preferred Stock shall be Series A 7% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock").  The number of shares of Series A Preferred Stock shall be 250,000.  Each share of Series A Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "STATED VALUE"), and $.10 par value.

2.           Ranking.  The Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.10 per share ("Common Stock"); (ii) except as provided in clause (iii) below, prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holder of Series A Preferred Stock (the "Holder") (which may be withheld in such Holder's sole and absolute discretion), such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series A Preferred Stock); (iii) Pari Passu with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the Holder (which may be withheld in Holder's sole and absolute discretion) obtained in accordance with Section 8 hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

           3.           Dividends.

                      (a)           The Holder shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") at the rate of 7% simple interest per annum on the Stated Value per share payable monthly commencing one month from the date hereof and on the first business day of each consecutive calendar month thereafter when as and if declared, at the Corporation's option; provided, however, that dividend payments may, in the sole discretion of the Corporation, be made in fully paid and non-assessable shares of Common Stock which are subject to an effective registration statement at the Fixed Conversion Price (as defined herein) then in effect, and the issuance of such additional shares shall constitute full payment of such dividend.

                      (b)           The dividends on the Series A Preferred Stock at the rates provided above shall be cumulative whether or not earned so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A Preferred Stock or Pari Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

(c)           Dividends on all shares of the Series A Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the business day following a quarterly dividend payment date herein specified and to end on the next succeeding business quarterly dividend payment date herein specified.

4.           Amortization.

(a)           Monthly Payments.  Subject to the terms of this Section 4, the Corporation shall repay one-fifteenth of the original Stated Value of the Series A Preferred Stock (to the extent such amount has not been converted pursuant to Section 6 below), together with the dividend accrued to date on such portion of the original Stated Value plus any and all default payments owing under the Purchase Agreement dated October 7, 2002 between the Corporation and Laurus Master Fund, Ltd. (the "Purchase Agreement") but not previously paid (collectively the "Monthly Amount"), in accordance with Section 4(b) below, on the first business day of each consecutive calendar month (each, a "Repayment Date"), beginning on the first such business day which occurs following ninety (90) days from the date hereof.  Notwithstanding the foregoing, the Holder will have the option to delay the start of the amortization for up to 120 days from the date hereof and the Monthly Amount will then become one-fourteenth of the original Stated Value of the Series A Preferred Stock.

(b)           Cash or Common Stock.  Subject to the terms hereof, the Corporation has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of Common Stock, or a combination of both.  The Corporation shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both ("Repayment Election Notice"). Such Repayment Election Notice shall be delivered to the Holder at least twenty (20) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the "Notice Date"). If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in either cash or shares of Common Stock on the same terms hereunder at the Holder's sole option.  If the Corporation elects or is required to repay all or a portion of the Monthly Amount in cash on a Repayment Date, then on such Repayment Date the Corporation shall pay to the Holder an amount equal to 105% of the Monthly Amount in satisfaction of such obligation.  If the Corporation repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Fixed Conversion Price (as defined herein) as of such date.

                      (c)           No Effective Registration.  Notwithstanding anything to the contrary herein, the Corporation shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receives such shares there fails to exist an effective registration statement or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

                      (d)     Share Price/Issuance Limitations.  Notwithstanding anything to the contrary herein, if the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 11 trading days preceding a Repayment Date was less than $5.70, and the Corporation has elected to pay all or a portion of the Monthly Amount in shares of Common Stock, then, instead of the Corporation delivering the required number of shares of Common Stock on the Repayment Date, the Holder will be permitted to convert an amount equal to what the Company elected to pay in shares of Common Stock at a conversion price equal to the greater of (i) 83% of the average of the three (3) lowest closing prices during the thirty (30) trading days immediately preceding the Conversion Date or (ii) $2.02. Any part of the Monthly Amount not converted into shares of Common Stock by the following Repayment Date shall be paid by the Corporation in cash on such following Repayment Date. At any time during the relevant month, the Corporation has the option to pay the Monthly Amount, or the unconverted part thereof, in cash and the conversion price set forth in this Section 4(d) shall no longer be applicable.

By way of example, for the Repayment Date of January 1, if the Corporation delivers a Repayment Election Notice on December 5 to pay the Monthly Amount in shares of Common Stock and if on December 15, the stock price was $5.40, the Holder will be permitted to convert the portion of the Monthly Amount that the Corporation has determined is payable in shares of Common Stock at the following conversion price:  83% of the average of three (3) lowest closing prices during the thirty (30) trading days immediately preceding the Conversion Date (or $2.02 as applicable).  Any portion of the Monthly Amount originally due January 1 that the Holder has not converted into shares of Common Stock by February 1 shall be due in cash on February 1.

                      (e)           Deemed Conversions.  Any repayment of the Monthly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the applicable Stated Value of the Series A Preferred Stock for all purposes under this Certificate and the Purchase Agreement (except as otherwise provided herein).

5.           Liquidation Rights.

                      (a)     Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holder shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the greater of (i) the Stated Value per share of Series A Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof or (ii) the number of shares that would be issuable upon conversion of the Stated Value and accrued dividends multiplied by the highest closing price for the five trading days immediately preceding such liquidation payment date.  Upon the payment in full of all amounts due to Holder the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution.  If the assets of the Corporation available for distribution to the Holder shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holder upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the holders of shares of Junior Stock ratably among the Holder.

                      (b)           Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 5.

           6.   Conversion into Common Stock.  Shares of Series A Preferred Stock shall have the following conversion rights and obligations:

                      (a)           Subject to the further provisions of this paragraph 6 each Holder shall have the right at any time commencing after the issuance to the Holder of Series A Preferred Stock, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 6(i) below) determined in accordance with the Fixed Conversion Price provided in paragraph 6(b) below.  All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of the Stated Value of Series A Preferred Stock being converted.  In the event of any conversions of outstanding Stated Value under the Series A Preferred Stock in part pursuant to this Section 6, such conversions shall be deemed to constitute conversions of outstanding Stated Value applying to Monthly Amounts for the Repayment Dates in chronological order.  By way of example, if the original Stated Value of this Series A Preferred Stock is $2,500,000 and the Holder converted $333,000 of such original Stated Value prior to the first Repayment Date, then (1) the Stated Value amount of the Monthly Amount due on the first Repayment Date would equal $0, (2) the Stated Value amount of the Monthly Amount due on the second Repayment Date would equal $0 and (3) the Stated Value amount of the Monthly Amount due on each of the remaining Repayment Dates would be $166,000.

                      (b)           The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the Holder's election accrued and unpaid dividends on such share, divided by (ii) $5.19 (the "Fixed Conversion Price").

                      In the event that (i) an Event of Default has occurred and (ii) as of the end of the Default Notice Period (as defined in Section 9 below), the Corporation shall have failed (i) to cure the Event of Default; (ii) to redeem the Holder's Series A Preferred Stock for cash in accordance with Section 9 below or (iii) to receive a waiver, in writing, from the Holder then the conversion price shall be equal to the lower of (A) the Fixed Conversion Price or (B) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date.

                      (c)           The Holder of any certificate for shares of Series A Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering or telecopying an executed and completed notice of conversion to the Corporation (the "Conversion Date"). Each date on which a notice of conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date.  A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A.  The Corporation will cause the transfer agent to transmit the shares of the Common Stock issuable upon conversion of the Series A Preferred Stock (and a certificate representing the balance of the Series A Preferred Stock not so converted, if requested by Purchaser) to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Corporation of the Notice of Conversion (the "Delivery Date").  The Corporation is obligated to deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional shares of Common Stock representing the conversion at the Fixed Conversion Price, of dividends accrued on the Series A Preferred Stock being converted.

In the case of the exercise of the conversion rights set forth in paragraph 6(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record Holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series A Preferred Stock so converted.

Upon the conversion of any shares of Series A Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

                      The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock, and payment of dividends on Series A Preferred Stock to issue a fraction of a share of its Series A Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

                      (d)           The Fixed Conversion Price determined pursuant to 6(b) shall be subject to adjustment from time to time as follows:

                                (i)           In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Fixed Conversion Price shall be adjusted proportionately so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the conversion pursuant to this paragraph 6(d)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                      (e)           (i)           In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or  change of the outstanding shares of Common Stock) then unless the right to convert shares of Series A Preferred Stock shall have terminated, as part of such merger, lawful provision shall be made so that Holder shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger.  Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph 6(d).  The foregoing provisions of this paragraph 6(e) shall similarly apply to successive mergers.

                                (ii)           In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holder shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f)           Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 6, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder notice of such adjusted conversion price.

                      (g)           In case at any time the Corporation shall propose:

                                (i)           to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

                                (ii)           to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

                                (iii)           any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

                                           (iv)           the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock, if any, and for the Common Stock and to the Holder.

                                If the Corporation issues any additional shares of Common Stock for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Corporation upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Fixed Conversion Price.

                      (h)           So long as any shares of Series A Preferred Stock shall remain outstanding and the Holder thereof shall have the right to convert the same in accordance with provisions of this paragraph 6 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

                      (i)           The term Common Stock as used in this paragraph 6 shall mean the $.10 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class of other securities and/or property into which the shares of Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 6.

                      (j)           The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

                      (k)           Overall Limit on Common Stock Issuable. For so long as the Corporation is subject to the rules of the American Stock Exchange, or other similar exchange, the number of shares of Common Stock issuable by the Corporation and acquirable by a holder hereunder, shall not exceed 19.9% of the issued and outstanding shares of Common Stock of the Corporation (the "Maximum Common Stock Issuance"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation's stockholders. If at any point in time and from time to time (each, a "Trigger Date") the number of shares of Common Stock issued pursuant to conversion of the Series A Preferred Stock, together with the number of shares of Common Stock that would then be issuable by the Corporation in the event of the conversion of the entire Stated Value, would exceed the Maximum Common Stock Issuance but for this Section, then the Corporation shall, at the Corporation's election, either (a) promptly call a shareholders meeting to obtain shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 60 days of the Trigger Date, or (b) purchase from the Holder such Stated Value of the Series A Preferred Stock plus accrued dividends which cannot be converted due to such Maximum Common Stock Issuance limitation at the conversion price then in effect, which such payment shall be paid within five (5) business days after a Trigger Date if this clause (b) is elected, or, if clause (a) is elected, five (5) business days following the Corporation's failure to so obtain shareholder approval, as the case may be. The Corporation shall make such election within three (3) business days following the Trigger Date by giving written notice to the Holder.

           7.           Mandatory Conversion.   Except as set forth in Section 4 hereof, the shares of Series A Preferred Stock and dividends may not be converted without the consent of the Holder.

8.           Voting Rights.  The shares of Series A Preferred Stock shall not have voting rights.

           9.           Event of Default.  In the event that any of the following events shall occur, and shall not be cured within 30 days of written notice from the Holder to the Corporation (except with respect to Section 9.1 and 9.8 below, for which the cure period shall be as set forth therein) (each occurrence being a "Default Notice Period") or waived in writing by the Holder (such circumstance being an "Event of Default"), the dividend rate of 7% described in Section 3 above to become 15% and the Holder shall have the right to elect to have the Corporation redeem the Series A Preferred Stock.  Any such redemption shall be effected by the prompt payment to the Holder by the Corporation of a sum of money equal to the greater of (i) 130% of the outstanding Stated Value of the shares of Series A Preferred Stock, plus accrued and unpaid dividends and (ii) the number of shares that would be issuable upon conversion of an amount of Stated Value and accrued dividends designated by the Holder at the conversion price in effect as of the trading day prior to the date notice is given to the Corporation by the Holder multiplied by the highest closing price for the five trading days immediately preceding such notice date.

                      9.1           Failure to Make Payment. The Corporation fails to pay any payment required to be paid pursuant to the terms of hereof or the failure to timely pay any other sum of money due to the Holder from the Corporation and such failure continues for a period of five (5) business days after written notice to the Corporation from the Holder.

                      9.2     Breach of Covenant.  The Corporation breaches any of the covenants in Sections 6.2, 6.5, 6.12, 6.13, 6.15 9.1, 9.2, 9.4 or 10 of the Purchase Agreement in any material respect except that (i) a breach of Section 9.1 of the Purchase Agreement shall not be deemed to have occurred provided the Corporation has filed a registration statement by the Filing Date (as defined in the Purchase Agreement) and responds within a reasonable time frame to any SEC comment letters with respect to such registration statement.

                      9.3     Breach of Representations and Warranties.  Any representation or warranty of the Corporation made in Section 4 of the Purchase Agreement shall be false or misleading except for any such breach which does not have a material adverse effect on the business or financial condition of the Corporation, taken as a whole.

                      9.4           Receiver or Trustee.  The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                      9.5           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation.

                      9.6     Delisting.  Delisting of the Common Stock from any Principal Market or such other principal exchange on which the Common Stock is listed for trading.

                      9.7     Stop Trade.  An SEC stop trade order or Principal Market trading suspension of more than three consecutive trading days.

                      9.8     Failure to Deliver Common Stock.  The Corporation's failure to timely deliver Common Stock to the Holder pursuant to and in the form required hereof and Section 8 of the Purchase Agreement and continues for five (5) business days after receipt of notice of conversion.

                      9.9     Registration Default.  The occurrence of a Non-Registration Event as described in Section 9.4 of the Purchase Agreement.

10.           Mandatory Redemption.  The Corporation shall redeem the shares of Series A Preferred Stock, including accrued but unpaid dividends thereon, no later than 18 months from the date hereof.

11.     Status of Converted or Redeemed Stock.  In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

EXHIBIT A

NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series A Convertible Preferred Stock of Implant Sciences Corporation)

The undersigned hereby irrevocably elects to convert $__________ of the Stated Value of the above Series A Convertible Preferred Stock and $__________ of the dividend due, into shares of Common Stock of Implant Sciences Corporation (the "Corporation") according to the conditions hereof, as of the date written below.

Conversion Date: ______________________________________________________________________

Fixed Conversion Price per share: _________________________________________________________

Number of Common Stock issuable upon this conversion: ________________

Signature: ____________________________________________________________________

Print  Name: __________________________________________________________________

Address: _____________________________________________________________________

_____________________________________________________________________________

Deliveries pursuant to this notice of conversion should be made to:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 4th day of October in the year 2002.

/s/ Anthony J. Armini, President

/s/ Stephen N. Bunker, Clerk

THE COMMONWEALTH OF MASSACHUSETTS

CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
A SERIES OF A CLASS OF STOCK
(General Laws, Chapter 156B, Section 26)

______________________________

I hereby approve the within Certificate of Vote of Directors and, the filing fee in the amount of $100 having been paid,
said certificate is deemed to have been filed with me this 7th day of October, 2002.

Effective Date: __________________________

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photo copy of certificate to be sent to:

Karen Queen, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, MA  02210
Telephone: (617) 832-1734

FEDERAL IDENTIFICATION
NO. 04-2837126

THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, MA 02108-1512

CERTIFICATE OF VOTE OF DIRECTORS
ESTABLISHING A CLASS OR SERIES OF STOCK
(General Laws, Chapter 156B, Section 26)

We, Anthony J. Armini,                                                                                                                     President

and Stephen N. Bunker,                                                                                                                     Clerk

of Implant Sciences Corporation
 (Exact name of corporation)

located at:  107 Audubon Road, Wakefield, Massachusetts 01880
                 (Street address of corporation in Massachusetts)

do hereby certify that at a meeting of directors of the Corporation on August 28, 2003, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

See Continuation Sheet 2A

*Delete the inapplicable words.

Note: Votes for which the space provided above is not sufficient should be provided on one side of separate 8 1/2x 11 sheets of white paper, numbered 2a, 2b, etc., with a left margin of at least 1 inch.

CONTINUATION SHEET 2A

IMPLANT SCIENCES CORPORATION

VOTED:
That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article IV of the Amended and Restated Articles of Organization of the Corporation (the "Articles of Organization") and Section 26 of the Massachusetts Business Corporation Law of the Commonwealth of Massachusetts, the Board of Directors hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Amended and Restated Articles of Organization a series of Preferred Stock, consisting of 200,000 shares of Series B 5% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), and hereby fixes the powers, designations, preferences and qualifications, limitations or restrictions thereof, of the shares of such Series Bs set forth in Exhibit A hereto (the "Certificate of Vote of Directors").

                                                                       EXHIBIT A

TERMS OF SERIES B 5%
CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
IMPLANT SCIENCES CORPORATION

1.           Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series B 5% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 200,000. Each share of Series B Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), and $.10 par value.

2.           Ranking. The Series B Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.10 per share ("Common Stock"); (ii) except as provided in clause (iii) below, prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holder of Series B Preferred Stock (the "Holder") (which may be withheld in such Holder's sole and absolute discretion), such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series B Preferred Stock); (iv) Pari Passu with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series B Preferred Stock and Pari Passu with the Series B Preferred Stock of the Corporation ("Pari Passu Securities"); and (v) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the Holder (which may be withheld in Holder's sole and absolute discretion) obtained in accordance with Section 8 hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3.           Dividends.

(a)           The Holder shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized but not yet issued, or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") at the rate of 5% simple interest per annum on the Stated Value per share payable monthly commencing one month from the date hereof and on the first business day of each consecutive month thereafter when as and if declared, at the Corporation's option; provided, however, that dividend payments may, in the sole discretion of the Corporation, be made in fully paid and non-assessable shares of Common Stock which are subject to an effective registration statement at the Fixed Conversion Price (as defined herein) then in effect, and the issuance of such additional shares shall constitute full payment of such dividend.

(b)           The dividends on the Series B Preferred Stock at the rates provided above shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the monthly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series B Preferred Stock or Pari Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

(c)           Dividends on all shares of the Series B Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the business day following a monthly dividend payment date herein specified and to end on the next succeeding business monthly dividend payment date herein specified.

4.           Amortization.

(a)           Monthly Payments. Subject to the terms of this Section 4, the Corporation shall redeem the original Stated Value of the Series B Preferred Stock (to the extent such amount has not been converted pursuant to Section 6 below) according to the schedule set forth below, together with the dividend accrued to date on such portion of the original Stated Value plus any and all default payments owing under the Securities Purchase Agreement dated August 28, 2003 between the Corporation and Laurus Master Fund, Ltd. (the "Purchase Agreement") but not previously paid (collectively the "Monthly Amount"), in accordance with Section 4(b) below, on the first business day of each consecutive calendar month (each, a "Repayment Date"), beginning on December 1, 2003.

Date                      Required redemption                                                      Date                      Required redemption

12/1/2003                               $25,000                                10/1/2004                              $165,000
1/1/2003                               $33,000                                11/1/2004                              $173,000
2/1/2004                               $41,000                                12/1/2004                              $181,000
3/1/2004                               $49,000                                1/1/20054                              $189,000
4/1/2004                               $57,000                                2/1/2005                              $197,000
5/1/2004                               $65,000                                3/1/2005                              $485,000
6/1/2004                               $73,000
7/1/2004                               $81,000
8/1/2004                               $89,000
9/1/2004                               $97,000

(b)           Any conversions will be applied to the closest upcoming amortization payment. For example, if prior to December 1, $50,000 of principal relating to this series of Preferred Stock, no cash payment would be required for November and $25,000 would be applied to the December payment resulting in the January 1, payment being reduced to $8,000.

(c)           Cash or Common Stock. Subject to the terms hereof, the Corporation has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of Common Stock, or a combination of both. The Corporation shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both ("Repayment Election Notice"). Such Repayment Election Notice shall be delivered to the Holder at least twenty (20) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the "Notice Date"). If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in shares of Common Stock on the same terms hereunder. If the Corporation elects or is required to repay all or a portion of the Monthly Amount in cash on a Repayment Date, then on such Repayment Date the Corporation shall pay to the Holder an amount equal to 105% of the Monthly Amount (excluding any fees which have been included in such Monthly Amount) in satisfaction of such obligation. If the Corporation repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Fixed Conversion Price (as defined herein) as of such date.

(d)           No Effective Registration. Notwithstanding anything to the contrary  herein, the Corporation shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receives such shares there fails to exist an effective registration statement or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

                      (e)           Share Price/Issuance Limitations. Notwithstanding anything to the contrary herein, if the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 11 trading days preceding a Repayment Date was less than$6.00 , the Corporation would be required to pay such Monthly Amount in cash.

(f)           Deemed Conversions. Any repayment of the Monthly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the applicable Stated Value of the Series B Preferred Stock for all purposes under this Certificate and the Purchase Agreement (except as otherwise provided herein).

5.           Liquidation Rights.

(a)           Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holder shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the greater of (i) the unpaid Stated Value per share of Series B Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof or (ii) the number of shares that would be issuable upon conversion of the Stated Value and accrued dividends multiplied by the highest closing price for the five trading days immediately preceding such liquidation payment date. Upon the payment in full of all amounts due to Holder the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holder shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holder upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the holders of shares of Junior Stock ratably among the Holder.

(b)           Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 5.

6.           Conversion into Common Stock. Shares of Series B Preferred Stock shall have the following conversion rights and obligations:

(a)           Subject to the further provisions of this paragraph 6 each Holder shall have the right at any time commencing after the issuance to the Holder of Series B Preferred Stock, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 6(i) below) determined in accordance with the Fixed Conversion Price provided in paragraph 6(b) below. All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of the Stated Value of Series B Preferred Stock being converted. In the event of any conversions of outstanding Stated Value under the Series B Preferred Stock in part pursuant to this Section 6, such conversions shall be deemed to constitute conversions of outstanding Stated Value applying to Monthly Amounts for the Repayment Dates in chronological order. By way of example, if the original Stated Value of this Series B Preferred Stock is $1,500,000 and the Holder converted $750,000 of such original Stated Value prior to the first Repayment Date, then (1) the Stated Value amount of the Monthly Amount due on the first Repayment Date would equal $0, (2) the Stated Value amount of the Monthly Amount due on the second Repayment Date would equal $0 and (3) the Stated Value amount of the Monthly Amount due on each of the remaining Repayment Dates would be $17,000.

(b)           The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the Holder's election accrued and unpaid dividends on such share, divided by (ii) $5.50 (the "Fixed Conversion Price").

                      In the event that (i) an Event of Default has occurred and (ii) as of the end of the Default Notice Period (as defined in Section 9 below), the Corporation shall have failed (i) to cure the Event of Default; (ii) to redeem the Holder's Series B Preferred Stock for cash in accordance with Section 9 below or (iii) to receive a waiver, in writing, from the Holder that so long as the Event of Default continues the conversion price shall be equal to the greater of (i) the lower of (A) the Fixed Conversion Price or (B) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date or (ii) $2.02.

(c)           The Holder of any certificate for shares of Series B Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering or telecopying an executed and completed notice of conversion to the Corporation (the "Conversion Date"). Each date on which a notice of conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A. The Corporation will cause the transfer agent to transmit the shares of the Common Stock issuable upon conversion of the Series B Preferred Stock (and a certificate representing the balance of the Series B Preferred Stock not so converted, if requested by Purchaser) to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Corporation of the Notice of Conversion (the "Delivery Date"). The Corporation is obligated to deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional shares of Common Stock representing the conversion at the Fixed Conversion Price, of dividends accrued on the Series B Preferred Stock being converted.

In the case of the exercise of the conversion rights set forth in paragraph 6(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record Holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series B Preferred Stock so converted.

                      Upon the conversion of any shares of Series B Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of Series B Preferred Stock, and payment of dividends on Series B Preferred Stock to issue a fraction of a share of its Series B Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

                      (d)           The Fixed Conversion Price determined pursuant to 6(b) shall be subject to adjustment from time to time as follows:

                                           (i)           In case the Corporation shall at any time (A) declare any stock dividend or distribution of stock on its Common Stock or other securities of the Corporation other than the Series B Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Fixed Conversion Price shall be adjusted proportionately so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the conversion pursuant to this paragraph 6(d)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event. Notwithstanding the foregoing, no adjustments will be made upon issuances of any securities issued upon the exercise or conversion of currently issued and outstanding options, warrants, or convertible securities,

(e)           (i)           In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series B Preferred Stock shall have terminated, as part of such merger, lawful provision shall be made so that Holder shall thereafter have the right to convert each share of Series B Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph 6(d). The foregoing provisions of this paragraph 6(e) shall similarly apply to successive mergers.

(ii)           In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holder shall thereafter have the right to convert each share of the Series B Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

                      (f)           Whenever the number of shares to be issued upon conversion of the Series B Preferred Stock is required to be adjusted as provided in this paragraph 6, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series B Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder notice of such adjusted conversion price.

(g)           In case at any time the Corporation shall propose:

(i)           to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

(ii)           to offer for subscription any additional shares of any class or any other rights (except offerings made in connection with strategic business transactions or joint ventures with the Company) at a price less than the then closing price of such shares as such price is quoted on a Principal Market on the date of such issuance; or

(iii)           any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

(iv)           the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series B Preferred Stock, if any, and for the Common Stock and to the Holder.

                      If the Corporation issues any additional shares pursuant to Section 6(g)(ii) above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

             A + B
______________________________
       (A + B) + [((C - D) x B) / C]

A = Actual shares outstanding prior to such offering

B = Actual shares sold in the offering

C = Closing market price of the Company's common stock on the date of such offering

                      D = Offering price

                                (h)           So long as any shares of Series B Preferred Stock shall remain outstanding and the Holder thereof shall have the right to convert the same in accordance with provisions of this paragraph 6 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

                      (i)           The term Common Stock as used in this paragraph 6 shall mean the $.10 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class of other securities and/or property into which the shares of
Series B Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 6.

                      (j)           The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series B Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series B Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

(k)           Overall Limit on Common Stock Issuable. For so long as the Corporation is subject to the rules of the American Stock Exchange, or other similar exchange, the number of shares of Common Stock issuable by the Corporation and acquirable by a holder hereunder, shall not exceed 19.9% of the issued and outstanding shares of Common Stock of the Corporation (the "Maximum Common Stock Issuance"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation's stockholders. If at any point in time and from time to time (each, a "Trigger Date") the number of shares of Common Stock issued pursuant to conversion of the Series B Preferred Stock, together with the number of shares of Common Stock that would then be issuable by the Corporation in the event of the conversion of the entire Stated Value, would exceed the Maximum Common Stock Issuance but for this Section, then the Corporation shall, at the Corporation's election, either (a) promptly call a shareholders meeting to obtain shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 60 days of the Trigger Date, or (b) purchase from the Holder such Stated Value of the Series B Preferred Stock plus accrued dividends which cannot be converted due to such Maximum Common Stock Issuance limitation at the conversion price then in effect, which such payment shall be paid within five (5) business days after a Trigger Date if this clause (b) is elected, or, if clause (a) is elected, five (5) business days following the Corporation's failure to so obtain shareholder approval, as the case may be. The Corporation shall make such election within three (3) business days following the Trigger Date by giving written notice to the Holder.

           7.           Mandatory Conversion. Except as set forth in Section 4 hereof, the shares of Series B Preferred Stock and dividends may not be converted without the consent of the Holder.

           8.           Voting Rights. The shares of Series B Preferred Stock shall not have voting rights.

9.           Event of Default. In the event that any of the following events shall occur, and shall not be cured within 30 days of written notice from the Holder to the Corporation (except with respect to Section 9.1 and 9.8 below, for which the cure period shall be as set forth therein) (each occurrence being a "Default Notice Period") or waived in writing by the Holder (such circumstance being an "Event Of Default"), for so long as the Event of Default is continuing the dividend rate of 5% described in Section 3 above to become 15% and the Holder shall have the right to elect to have the Corporation redeem the Series B Preferred Stock. Any such redemption shall be effected by the prompt payment to the Holder by the Corporation of a sum of money equal to 130% of the outstanding Stated Value of the shares of Series B Preferred Stock, plus accrued and unpaid dividends.

9.1.           Failure to Make Payment. The Corporation fails to pay any payment required to be paid pursuant to the terms of hereof or the failure to timely pay any other sum of money due to the Holder from the Corporation and such failure continues for a period of five (5) business days after written notice to the Corporation from the Holder.

9.2.           Breach of Covenant. The Corporation breaches any of the covenants in Sections 6.2, 6.5, 6.12, 6.13, 9.1, 9.2, 9.4 or 10 of the Purchase Agreement in any material respect except that (i) a breach of Section 9.1 of the Purchase Agreement shall not be deemed to have occurred provided the Corporation has filed a registration statement by the Filing Date (as defined in the Purchase Agreement) and responds within a reasonable time frame to any SEC comment letters with respect to such registration statement.

9.3.           Breach of Representations and Warranties. Any representation or warranty of the Corporation made in Section 4 of the Purchase Agreement shall be false or misleading except for any such breach which does not have a material adverse effect on the business or financial condition of the Corporation, taken as a whole.

9.4.           Receiver or Trustee. The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

9.5.           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation.

9.6.           Delisting. Delisting of the Common Stock from the every Principal Market or such other principal exchange on which the Common Stock is listed for trading.

9.7.           Stop Trade. An SEC stop trade order or Principal Market trading suspension of more than three consecutive trading days.

 9.8.           Failure to Deliver Common Stock. The Corporation's failure to timely deliver Common Stock to the Holder pursuant to and in the form required hereof and Section 8 of the Purchase Agreement and continues for five (5) business days after receipt of notice of conversion.

10.           Mandatory Redemption. The Corporation shall redeem the shares of Series B Preferred Stock, including accrued but unpaid dividends thereon, no later than 18 months from the date hereof.

11.           Status of Converted or Redeemed Stock. In case any shares of Series B Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series B Preferred Stock.

EXHIBIT A

NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series B Convertible Preferred Stock of Implant Sciences Corporation)

The undersigned hereby irrevocably elects to convert $__________ of the Stated Value of the above Series B Convertible Preferred Stock and $__________ of the dividend due, into shares of Common Stock of Implant Sciences Corporation (the "Corporation") according to the conditions hereof, as of the date written below.

Conversion Date: ____________________________________________________________________

Fixed Conversion Price per share: _______________________________________________________

Number of Common Stock issuable upon this conversion: ____________________________________

Signature: __________________________________________________________________________

Print Name: _________________________________________________________________________

Address: ___________________________________________________________________________

Deliveries pursuant to this notice of conversion should be made to:

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of August in the year 2003.

/s/ Anthony J. Armini, President

/s/ Stephen N. Bunker, Clerk

THE COMMONWEALTH OF MASSACHUSETTS

Certificate of Vote of Directors Establishing
A Series of a Class of Stock
(General Laws, Chapter 156B, Section 26)

I hereby approve the within certificate and, the filing fee in the amount of $100 having been paid, said certificate is hereby
filed this

4th day of August, 2003.

Effective Date: __________________________

WILLIAM FRANCIS GALVIN
Secretary of State

/s/William Francis Galvin

TO BE FILLED IN BY CORPORATION
PHOTO COPY OF CERTIFICATE TO BE SENT

                                TO:
     Ellenoff Grossman & Schole LLP
     370 Lexington Ave.
     New York, New York 10017
     Fax: (212) 370 - 7889
     Attention: Barry Grossman, Esq.

FEDERAL IDENTIFICATION
NO. 04-2837126

THE COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, MA 02108-1512

CERTIFICATE OF VOTE OF DIRECTORS
ESTABLISHING A CLASS OR SERIES OF STOCK
(General Laws, Chapter 156B, Section 26)

We, Anthony J. Armini,                                                                                                                     President

and Stephen N. Bunker,                                                                                                                     Clerk

of Implant Sciences Corporation
 (Exact name of corporation)

located at:  107 Audubon Road, #5, Wakefield, Massachusetts 01880
                 (Street address of corporation in Massachusetts)

do hereby certify that at a meeting of directors of the Corporation on November 21, 2003, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

See Continuation Sheet 2A

*Delete the inapplicable words.

Note: Votes for which the space provided above is not sufficient should be provided on one side of separate 8 1/2x 11 sheets of white paper, numbered 2a, 2b, etc., with a left margin of at least 1 inch.

Continuation Sheet 2A

IMPLANT SCIENCES CORPORATION

VOTED:         That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article IV of the Amended and Restated Articles of Organization of the Corporation (the “Articles of Organization ”) and Section 26 of the Massachusetts Business Corporation Law of the Commonwealth of Massachusetts, the Board of Directors hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.10 per share (the “Preferred Stock”), of the Corporation authorized to be issued pursuant to the Amended and Restated Articles of Organization a series of Preferred Stock, consisting of 250,000 shares of Series C 5% Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”), and hereby fixes the powers, designations, preferences and qualifications, limitations or restrictions thereof, of the shares of such Series Cs set forth in Exhibit A  hereto (the “Certificate of Vote of Directors”).

SIGNED UNDER THE PENALTIES OF PERJURY, this 25th day of November, 2003.

/s/ Anthony J. Armini, President

/s/ Stephen N. Bunker, Clerk

EXHIBIT A

TERMS OF SERIES C 5%
CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
IMPLANT SCIENCES CORPORATION

1.           Designation: Number of Shares.  The designation of said series of Preferred Stock shall be Series C 5% Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”).  The number of shares of Series C Preferred Stock shall be 250,000.  Each share of Series C Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Stated Value”), and $.10 par value.

2.           Ranking.  The Series C Preferred Stock shall rank (i) prior to the Corporation’s common stock, par value $.10 per share (“Common Stock”); (ii) except as provided in clause (iii) below, prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holder of Series C Preferred Stock (the “Holder”) (which may be withheld in such Holder’s sole and absolute discretion), such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series C Preferred Stock); (iv) Pari Passu with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series C Preferred Stock and Pari Passu with the Series C Preferred Stock of the Corporation (“Pari Passu Securities”); and (v) junior to each of the Corporation’s (A) Series A 7% Cumulative Convertible Preferred Stock; (B) Series B 5 % Cumulative Convertible Preferred Stock and (C) any class or series of capital stock of the Corporation hereafter created (with the consent of the Holder (which may be withheld in Holder’s sole and absolute discretion) obtained in accordance with Section 8 hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock  (“Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3.                  Dividends.

(a)             The Holder shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized but not yet issued, or to be authorized (the Common Stock, and such other stock being hereinafter collectively the “Junior Stock”), (but after any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Senior Securities), at the rate of 5% simple interest per annum on the Stated Value per share payable monthly commencing one month from the date hereof and on the first business day of each consecutive month thereafter when as and if declared, at the Corporation’s option; provided, however, that dividend payments may, in the sole discretion of the Corporation, be made in fully paid and non-assessable shares of Common Stock which are subject to an effective registration statement at the Fixed Conversion Price (as defined herein) then in effect, and the issuance of such additional shares shall constitute full payment of such dividend.

(b)              The dividends on the Series C Preferred Stock at the rates provided above shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series C Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the monthly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series C Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series C Preferred Stock or Pari Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

(c)           Dividends on all shares of the Series C Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof.  A dividend period shall be deemed to commence on the business day following a monthly dividend payment date herein specified and to end on the next succeeding business monthly dividend payment date herein specified.

4.              Amortization.

(a)                               Monthly Payments.  Subject to the terms of this Section 4, the Corporation shall redeem the original Stated Value of the Series C Preferred Stock (to the extent such amount has not been converted pursuant to Section 6 below) according to the schedule set forth below, together with the dividend accrued to date on such portion of the original Stated Value plus any and all default payments owing under the Securities Purchase Agreement dated November 25, 2003 between the Corporation and Laurus Master Fund, Ltd. (the “Purchase Agreement”) but not previously paid (collectively the “Monthly Amount”), in accordance with Section 4(b) below, on the first business day of each consecutive calendar month (each, a “Repayment Date”), beginning on March 1, 2004.

Date	Required redemption	Date	Required redemption
3/1/2004	$25,000	1/1/2005	$165,000
4/1/2004	$33,000	2/1/2005	$173,000
5/1/2004	$41,000	3/1/2005	$181,000
6/1/2004	$49,000	4/1/2005	$189,000
7/1/2004	$57,000	5/1/2005	$197,000
8/1/2004	$65,000	6/1/2005	$985,000
9/1/2004	$73,000
10/1/2004	$81,000
11/1/2004	$89,000
12/1/2004	$97,000

(b)                             Any conversions will be applied to the closest upcoming amortization payment. For example, if prior to March 1, $50,000 of principal relating to this series of Preferred Stock, no cash payment would be required for March and $25,000 would be applied to the April payment resulting in the April 1, payment being reduced to $8,000.

(c)                         Cash or Common Stock.  Subject to the terms hereof, the Corporation has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of Common Stock, or a combination of both.  The Corporation shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both (“Repayment Election Notice”). Such Repayment Election Notice shall be delivered to the Holder at least twenty (20) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the “Notice Date”). If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in shares of Common Stock on the same terms hereunder.  If the Corporation elects or is required to repay all or a portion of the Monthly Amount in cash on a Repayment Date, then on such Repayment Date the Corporation shall pay to the Holder an amount equal to 105% of the Monthly Amount (excluding any fees which have been included in such Monthly Amount) in satisfaction of such obligation.  If the Corporation repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Fixed Conversion Price (as defined herein) as of such date.

(d)                 No Effective Registration.  Notwithstanding anything to the contrary herein, the Corporation shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receives such shares there fails to exist an effective registration statement or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

(e)                 Share Price/Issuance Limitations.  Notwithstanding anything to the contrary herein, if the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 11 trading days preceding a Repayment Date was less than $7.35, the Corporation would be required to pay such Monthly Amount in cash.

(f)                               Deemed Conversions.  Any repayment of the Monthly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the applicable Stated Value of the Series C Preferred Stock for all purposes under this Certificate and the Purchase Agreement (except as otherwise provided herein).

5.                               Liquidation Rights.

(a)           Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holder shall be entitled to receive, after any payment or distribution shall be made on the Senior Securities, but before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the greater of (i) the unpaid Stated Value per share of Series C Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof or (ii) the number of shares that would be issuable upon conversion of the Stated Value and accrued dividends multiplied by the highest closing price for the five trading days immediately preceding such liquidation payment date.  Upon the payment in full of all amounts due to Holder the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution.  If the assets of the Corporation available for distribution to the Holder shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holder upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the holders of shares of Junior Stock ratably among the Holder.

(b)          Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 5.

6.                                Conversion into Common Stock.  Shares of Series C Preferred Stock shall have the following conversion rights and obligations:

(a)          Subject to the further provisions of this paragraph 6 each Holder shall have the right at any time commencing after the issuance to the Holder of Series C Preferred Stock, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 6(i) below) determined in accordance with the Fixed Conversion Price provided in paragraph 6(b) below.  All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of the Stated Value of Series C Preferred Stock being converted.  In the event of any conversions of outstanding Stated Value under the Series C Preferred Stock in part pursuant to this Section 6, such conversions shall be deemed to constitute conversions of outstanding Stated Value applying to Monthly Amounts for the Repayment Dates in chronological order.

(b)           The number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the Holder’s election accrued and unpaid dividends on such share, divided by (ii) $6.75 (the “Fixed Conversion Price”).

In the event that (i) an Event of Default has occurred and (ii) as of the end of the Default Notice Period (as defined in Section 9 below), the Corporation shall have failed (i) to cure the Event of Default; (ii) to redeem the Holder’s Series C Preferred Stock for cash in accordance with Section 9 below or (iii) to receive a waiver, in writing, from the Holder that so long as the Event of Default continues the conversion price shall be equal to the greater of (i) the lower of (A) the Fixed Conversion Price or (B) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the “Principal Market”), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date or (ii) $2.02.

(c)                             The Holder of any certificate for shares of Series C Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering or telecopying an executed and completed notice of conversion to the Corporation (the “Conversion Date”). Each date on which a notice of conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date.  A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A.  The Corporation will cause the transfer agent to transmit the shares of the Common Stock issuable upon conversion of the Series C Preferred Stock (and a certificate representing the balance of the Series C Preferred Stock not so converted, if requested by Purchaser) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Corporation of the Notice of Conversion (the “Delivery Date”).  The Corporation is obligated to deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional shares of Common Stock representing the conversion at the Fixed Conversion Price, of dividends accrued on the Series C Preferred Stock being converted.

In the case of the exercise of the conversion rights set forth in paragraph 6(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion.  The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record Holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series C Preferred Stock so converted.

Upon the conversion of any shares of Series C Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of Series C Preferred Stock, and payment of dividends on Series C Preferred Stock to issue a fraction of a share of its Series C Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

(d)                             The Fixed Conversion Price determined pursuant to 6(b) shall be subject to adjustment from time to time as follows: In case the Corporation shall at any time (A) declare any stock dividend or distribution of stock on its Common Stock or other securities of the Corporation other than the Series C Preferred Stock,  (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Fixed Conversion Price shall be adjusted proportionately so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series C Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto).  Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the conversion pursuant to this paragraph 6(d) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event. Notwithstanding the foregoing , no adjustments will be made upon issuances of any securities issued upon the exercise or conversion of currently issued and outstanding options, warrants, or convertible securities.

(e)                (i)                               In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series C Preferred Stock shall have terminated, as part of such merger, lawful provision shall be made so that Holder shall thereafter have the right to convert each share of Series C Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such consolidation or merger.  Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph 6(d).  The foregoing provisions of this paragraph 6(e) shall similarly apply to successive mergers.

(ii)                             In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holder shall thereafter have the right to convert each share of the Series C Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f)                             Whenever the number of shares to be issued upon conversion of the Series C Preferred Stock is required to be adjusted as provided in this paragraph 6, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series C Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder notice of such adjusted conversion price.

(g)         In case at any time the Corporation shall propose:

(i)                  to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

(ii)                               to offer for subscription any additional shares of any class or any other rights (except offerings made in connection with strategic business transactions or joint ventures with the Company) at a price less than the then closing price of such shares as such price is quoted on a Principal Market on the date of such issuance; or

(iii)                              any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

(iv)                              the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series C Preferred Stock, if any, and for the Common Stock and to the Holder.

If the Corporation issues any additional shares pursuant to Section 6(g)(ii) above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

A + B
(A + B) + [((C – D) x B) / C]

A = Actual shares outstanding prior to such offering

B = Actual shares sold in the offering

C = Closing market price of the Company’s common stock on the date of such offering

D = Offering price

(h)           So long as any shares of Series C Preferred Stock shall remain outstanding and the Holder thereof shall have the right to convert the same in accordance with provisions of this paragraph 6 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

(i)           The term Common Stock as used in this paragraph 6 shall mean the $.10 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class of other securities and/or property into which the shares of Series C Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 6.

(j)                 The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series C Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series C Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

(k)                             Overall Limit on Common Stock Issuable.  For so long as the Corporation is subject to the rules of the American Stock Exchange, or other similar exchange, the number of shares of Common Stock issuable by the Corporation and acquirable by a holder hereunder, shall not exceed 19.9% of the issued and outstanding shares of Common Stock of the Corporation (the “Maximum Common Stock Issuance”), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation’s stockholders.  If at any point in time and from time to time (each, a “Trigger Date”) the number of shares of Common Stock issued pursuant to conversion of the Series C Preferred Stock, together with the number of shares of Common Stock that would then be issuable by the Corporation in the event of the conversion of the entire Stated Value, would exceed the Maximum Common Stock Issuance but for this Section, then the Corporation shall, at the Corporation’s election, either (a) promptly call a shareholders meeting to obtain shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 60 days of the Trigger Date, or (b) purchase from the Holder such Stated Value of the Series C Preferred Stock plus accrued dividends which cannot be converted due to such Maximum Common Stock Issuance limitation at the conversion price then in effect, which such payment shall be paid within five (5) business days after a Trigger Date if this clause (b) is elected, or, if clause (a) is elected, five (5) business days following the Corporation’s failure to so obtain shareholder approval, as the case may be.  The Corporation shall make such election within three (3) business days following the Trigger Date by giving written notice to the Holder.

7.                               Mandatory Conversion.  Except as set forth in Section 4 hereof, the shares of Series C Preferred Stock and dividends may not be converted without the consent of the Holder.

8.                              Voting Rights.  The shares of Series C Preferred Stock shall not have voting rights.

9.                                Event of Default.  In the event that any of the following events shall occur, and shall not be cured within 30 days of written notice from the Holder to the Corporation (except with respect to Section 9.1 and 9.8 below, for which the cure period shall be as set forth therein) (each occurrence being a “Default Notice Period”) or waived in writing by the Holder (such circumstance being an “Event of Default”), for so long as the Event of Default is continuing the dividend rate of 5% described in Section 3 above to become 15% and the Holder shall have the right to elect to have the Corporation redeem the Series C Preferred Stock.  Any such redemption shall be effected by the prompt payment to the Holder by the Corporation of a sum of money equal to 130% of the outstanding Stated Value of the shares of Series C Preferred Stock, plus accrued and unpaid dividends.

9.1.                            Failure to Make Payment.  The Corporation fails to pay any payment required to be paid pursuant to the terms of hereof or the failure to timely pay any other sum of money due to the Holder from the Corporation and such failure continues for a period of five (5) business days after written notice to the Corporation from the Holder.

9.2.                              Breach of Covenant.  The Corporation breaches any of the covenants in Sections 6.2, 6.5, 6.12, 6.13, 9.1, 9.2, 9.4 or 10 of the Purchase Agreement in any material respect except that (i) a breach of

Section 9.1 of the Purchase Agreement shall not be deemed to have occurred provided the Corporation has filed a registration statement by the Filing Date (as defined in the Purchase Agreement) and responds within a reasonable time frame to any SEC comment letters with respect to such registration statement.

9.3.                             Breach of Representations and Warranties.  Any representation or warranty of the Corporation made in Section 4 of the Purchase Agreement shall be false or misleading except for any such breach which does not have a material adverse effect on the business or financial condition of the Corporation, taken as a whole.

9.4.                             Receiver or Trustee.  The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

9.5.                             Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation.

9.6.                             Delisting.  Delisting of the Common Stock from the every Principal Market or such other principal exchange on which the Common Stock is listed for trading.

9.7.                             Stop Trade.  An SEC stop trade order or Principal Market trading suspension of more than three consecutive trading days.

9.8.                             Failure to Deliver Common Stock.  The Corporation’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required hereof and Section 8 of the Purchase Agreement and continues for five (5) business days after receipt of notice of conversion.

10.                               Mandatory Redemption.  The Corporation shall redeem the shares of Series C Preferred Stock, including accrued but unpaid dividends thereon, no later than 18 months from the date of issuance thereof.

11.                              Status of Converted or Redeemed Stock.  In case any shares of Series C Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series C Preferred Stock.

EXHIBIT A

NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series C Convertible Preferred Stock of Implant Sciences Corporation)

The undersigned hereby irrevocably elects to convert $ __________ of the Stated Value of the above Series C Convertible Preferred Stock and $__________ of the dividend due, into shares of Common Stock of Implant Sciences Corporation (the “Corporation”) according to the conditions hereof, as of the date written below.

Conversion Date:

Fixed Conversion Price per share:

Number of Common Stock issuable upon this conversion:

Signature:

Print Name:

Address:

Deliveries pursuant to this notice of conversion should be made to:

THE COMMONWEALTH OF MASSACHUSETTS

CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
 A SERIES OF A CLASS OF STOCK
 (General Laws, Chapter 156B, Section 26)

I hereby approve the within Certificate of Vote of Directors and, the filing fee in the amount of $_____ having been paid,
said certificate is deemed to have been filed with me this _____
day of ___________________, _____.

Effective Date: _________________________

WILLIAM FRANCIS GALVIN
 Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
 Photo copy of certificate to be sent to:

Ellenoff Grossman & Schole LLP
370 Lexington Ave., 19th Floor
New York, New York 10017 Attention: Barry Grossman, Esq.
Telephone: 212-370-1300

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

December 11, 2003

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
 Secretary of the Commonwealth

The Commonwealth of Massachusetts
William Francis Galvin
 Secretary of the Commonwealth
 One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
 (General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation: Implant Sciences Corporation

(2)	Registered office address: 107 Audubon Road, Wakefield, MA 01880
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s): III, IV
(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted: December 13, 2005
           (month, day, year)

(5)	Approved by:

(check appropriate box)

[     ]           the incorporators.

[     ]           the board of directors without shareholder approval and shareholder approval was not required.

[ x ]	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)
State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III

State to total number of shares and par value, if any, of each class of stock with the Corporation is authorized to issue:

Without par value		With par value
Type	number of shares	Type	number of shares	Par value
Common		Common	50,000,000	$.10
Preferred		Preferred	5,000,000	$.10

Article IV A. Designation and Classification of Stock

The aggregate number of shares of capital stock which the Corporation has authority to issue is 55,000,000 consisting of (1) 50,000,000 shares of Common Stock, $0.10 par value per share (the “Common Stock”); and (2) 5,000,000 shares of Preferred Stock, $0.10 par value per share (the “Preferred Stock”).

Articles IV B. and IV C. shall remain unchanged.

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	20,000,000	$.10
		Preferred	5,000,000	$.10

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000	$.10

(7)
The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified: ___________________.

*           G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:                      /s/ Diane J. Ryan
(signature of authorized officer)  Diane J. Ryan

[    ]           Chairman of the board of directors

[    ]           President

[ x  ]           Other officer

[    ]           Court-appointed fiduciary

on this 3rd day of March, 2008.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
 Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $30,100 having been paid, said articles are deemed to have been filed with me this 10th day of March, 2008, at 11:47 a.m./p.m.

Effective Date: __________________________
(must be within 90 days of date submitted)

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
 Secretary of the Commonwealth

Filing fee:  Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

Diane J. Ryan

Implant Sciences Corporation

107 Audubon Road, Wakefield, MA 01880

Telephone: 781-246-0700

Email:  dryan@implantsciences.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.
If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

The Commonwealth of Massachusetts
William Francis Galvin
 Secretary of the Commonwealth
 One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
 (General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation: Implant Sciences Corporation

(2)	Registered office address: 107 Audubon Road, Wakefield, MA 01880
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s): IV, III
(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted: September 25, 2005
(month, day, year)

(5)	Approved by:

(check appropriate box)

[     ]           the incorporators.

[  x ]           the board of directors without shareholder approval and shareholder approval was not required.

[ ]	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)
State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article IV – Please see Article IV Continuation Sheet 1

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000	$.10

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000	$.10
		Series D Preferred	500,000	$.10

(7)
The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified: ___________________.

*           G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Continuation Sheet 1

Articles of Amendment

IMPLANT SCIENCES CORPORATION

VOTED:
That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article IV of the Amended and Restated Articles of Organization of the Corporation (the “Articles of Organization”) and Section 26 of the Massachusetts Business Corporation Law of the Commonwealth of Massachusetts, the Board of Directors hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.10 per share (the “ Preferred Stock”), of the Corporation authorized to be issued pursuant to the Amended and Restated Articles of Organization a series of Preferred Stock, consisting of 500,000 shares of Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”), and hereby fixes the powers, designations, preferences and qualifications, limitations or restrictions thereof, of the shares of such Series Ds set forth in Exhibit A hereto (the “Certificate of Vote of Directors”).

EXHIBIT A

TERMS OF SERIES D
 CUMULATIVE CONVERTIBLE PREFERRED STOCK
 OF
 IMPLANT SCIENCES CORPORATION

1.           Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”). The number of shares of Series D Preferred Stock shall be 500,000. Each share of Series D Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Stated Value”), and $.10 par value.

2.           Ranking. The Series D Preferred Stock shall rank (i) prior to the Corporation’s common stock, par value $.10 per share (“Common Stock”); (ii) except as provided in clause (iii) below, prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holder of Series D Preferred Stock (the “Holder”) (which may be withheld in such Holder’s sole and absolute discretion), such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series D Preferred Stock); (iii) Pari Passu with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series D Preferred Stock and Pari Passu with the Series D Preferred Stock of the Corporation (“Pari Passu Securities”); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the Holder (which may be withheld in Holder’s sole and absolute discretion) obtained in accordance with Section 6(g) hereof) specifically ranking, by its terms, senior to the Series D Preferred Stock (“Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3.           Dividends. The Holder shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized but not yet issued, or to be authorized (the Common Stock, and such other stock being hereinafter collectively the “Junior Stock”), (but after any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Senior Securities), shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus one percent (1.0%) (the “Contract Rate”) per annum on the Stated Value per share payable monthly commencing one month from the date hereof and on the first business day of each consecutive month thereafter when as and if declared, at the Corporation’s option; provided, however, that dividend payments may, in the sole discretion of the Corporation, be made in fully paid and non-assessable shares of Common Stock which are subject to an effective registration statement at the Fixed Conversion Price (as defined herein) then in effect, and the issuance of such additional shares shall constitute full payment of such dividend. The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate.

(a)           The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Mandatory Redemption Date (as defined herein) Date (each a “Determination Date”) and shall be subject to adjustment as set forth herein. If (i) the Company shall have registered the shares of the Common Stock underlying the conversion of the Series D Preferred Stock on a registration statement declared effective by the Securities and Exchange Commission (the “SEC”), and (ii) the market price (the “Market Price”) of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price (hereinafter defined) by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2%) for each incremental twenty-five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained herein), in no event shall the Contract Rate be less than zero percent (0%).

(b)           The dividends on the Series D Preferred Stock at the rates provided above shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series D Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the monthly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series D Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series D Preferred Stock or Pari Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

(c)           Dividends on all shares of the Series D Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the business day following a monthly dividend payment date herein specified and to end on the next succeeding business monthly dividend payment date herein specified.

4.           Redemption.

(a)           Monthly Redemption Payments. Subject to the terms of this Section 4, beginning on January 1, 2006, and on the first day of each month thereafter until the Mandatory Redemption Date (each, a “Repayment Date”), the Corporation shall redeem the original Stated Value of the Series D Preferred Stock (to the extent such amount has not been converted pursuant to Section 6 below) by $151,515.20 (the “Monthly Redemption Amount”) together with the dividend accrued to date on such portion of the original Stated Value plus any and all payments due and owing but not previously paid under the Securities Purchase Agreement dated September 30, 2005 between the Corporation and Laurus Master Fund, Ltd. (the “Purchase Agreement”) and the Related Agreements referred to therein, (collectively the “Monthly Amount”), in accordance with Section 4(b) below.

(b)         Any conversions will be applied to the closest upcoming amortization payment. For example, if between January 1, 2006 and January 31, 2006, the Holder converts $100,000 of Stated Value of the Series D Preferred Stock into shares of Common Stock, then the Monthly Redemption Amount due on February 1, 2006 shall be $51,515.20; provided, however, that as set forth in Section 6(a) herein, any such conversion shall be limited to such number of shares which shall equal the subsequent month’s Monthly Amount.

(c)           Payment in Cash or Common Stock. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 4(d) is required to be paid in cash pursuant to Section 4(f), then the Company shall pay the Holder an amount in cash equal to 100% of the Monthly Amount (or such portion of such Monthly Amount to be paid in cash) due and owing to the Holder on the Repayment Date. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 4(d)) is required to be paid in shares of Common Stock pursuant to Section 4(f), the number of such shares to be issued by the Company to the Holder on such Repayment Date (in respect of such portion of the Monthly Amount converted into shares of Common Stock pursuant to Section 4(f), shall be the number determined by dividing (i) the portion of the Monthly Amount converted into shares of Common Stock, by (ii) the then applicable Fixed Conversion Price.

(d)           For purposes hereof, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” means $6.80 which has been determined on the date of this Series D Preferred Stock as an amount equal to 105% of the average closing price of the Common Stock for the [ten (10)] trading days immediately prior to the date of this Series D Preferred Stock].

(e)           Monthly Amount Conversion Conditions. Subject to Sections 4(c), 4(d) and 4(f) hereof, the Holder shall convert into shares of Common Stock all or a portion of the Monthly Amount due on each Repayment Date if the following conditions (the “Conversion Criteria”) are satisfied: (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding such Repayment Date shall be greater than or equal to 110% of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the period of twenty-two (22) trading days immediately preceding such Repayment Date. If subsection (i) of the Conversion Criteria is met but subsection (ii) of the Conversion Criteria is not met as to the entire Monthly Amount, the Holder shall convert only such part of the Monthly Amount that meets subsection (ii) of the Conversion Criteria. Any portion of the Monthly Amount due on an Repayment Date that the Holder has not been able to convert into shares of Common Stock due to the failure to meet the Conversion Criteria, shall be paid in cash by the Company at the rate of 100% of the Monthly Amount otherwise due on such Repayment Date, within three (3) business days of such Repayment Date.

(f)   No Effective Registration. Notwithstanding anything to the contrary herein, none of the Company’s obligations to the Holder may be converted into Common Stock unless (a) either (i) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists or (ii) an exemption from registration for resale of all of the Common Stock issued and issuable is available pursuant to Rule 144 of the Securities Act and (b) no Event of Default (as hereinafter defined) exists and is continuing, unless such Event of Default is cured within any applicable cure period or otherwise waived in writing by the Holder..

(g)   Share Price/Issuance Limitations. Notwithstanding anything to the contrary herein, if the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 5 trading days preceding a Repayment Date was less than the Fixed Conversion Price, the Corporation would be required to pay such Monthly Amount in cash.

(h)   Deemed Conversions. Any repayment of the Monthly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the applicable Stated Value of the Series D Preferred Stock for all purposes under this Certificate and the Purchase Agreement (except as otherwise provided herein).

5.           Liquidation Rights.

(a)           Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holder shall be entitled to receive, after any payment or distribution shall be made on the Senior Securities, but before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the greater of (i) the unpaid Stated Value per share of Series D Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof or (ii) the number of shares that would be issuable upon conversion of the Stated Value and accrued dividends multiplied by the highest closing price for the five trading days immediately preceding such liquidation payment date. Upon the payment in full of all amounts due to Holder the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holder shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holder upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the holders of shares of Junior Stock ratably among the Holder.

(b)   Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 5.

6.           Conversion into Common Stock. Shares of Series D Preferred Stock shall have the following conversion rights and obligations:

(a)           Subject to the further provisions of this paragraph 6 each Holder shall have the right at any time commencing after the issuance ot the Holder of the Series D Preferred Stock to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 6(i) below)

determined in accordance with the Fixed Conversion Price provided in paragraph 6(b) below. All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of the Stated Value of Series D Preferred Stock being converted. In the event of any conversions of outstanding Stated Value under the Series D Preferred Stock in part pursuant to this Section 6, such conversions shall be deemed to constitute conversions of outstanding Stated Value applying to Monthly Amounts for the Repayment Dates in chronological order.

(b)           The number of shares of Common Stock issuable upon conversion of each share of Series D Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the Holder’s election accrued and unpaid dividends on such share, divided by (ii) $6.80 (the “Fixed Conversion Price”).

(c)           The Holder of any certificate for shares of Series D Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering or telecopying an executed and completed notice of conversion to the Corporation (the “Conversion Date”). Each date on which a notice of conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A. The Corporation will cause the transfer agent to transmit the shares of the Common Stock issuable upon conversion of the Series D Preferred Stock (and a certificate representing the balance of the Series D Preferred Stock not so converted, if requested by Purchaser) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Corporation of the Notice of Conversion (the “Delivery Date”). The Corporation is obligated to deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional shares of Common Stock representing the conversion at the Fixed Conversion Price, of dividends accrued on the Series D Preferred Stock being converted.

In the case of the exercise of the conversion rights set forth in paragraph 6(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record Holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series D Preferred Stock so converted.

Upon the conversion of any shares of Series D Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of Series D Preferred Stock, and payment of dividends on Series D Preferred Stock to issue a fraction of a share of its Series D Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

(d)         The Fixed Conversion Price determined pursuant to 6(b) shall be subject to adjustment from time to time as follows: if the Corporation shall at any time (A) declare any stock dividend or distribution of stock on its Common Stock or other securities of the Corporation other than the Series D Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Fixed Conversion Price shall be adjusted proportionately so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series D Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the conversion pursuant to this paragraph 6(d) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event. Notwithstanding the foregoing, no adjustments will be made upon issuances of any securities issued upon the exercise or conversion of currently issued and outstanding options, warrants, or convertible securities.

(e)           (i)           In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series D Preferred Stock shall have terminated, as part of such merger, lawful provision shall be made so that Holder shall thereafter have the right to convert each share of Series D Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph 6(d). The foregoing provisions of this paragraph 6(e) shall similarly apply to successive mergers.

(ii)           In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holder shall thereafter have the right to convert each share of the Series D Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f)           Whenever the number of shares to be issued upon conversion of the Series D Preferred Stock is required to be adjusted as provided in this paragraph 6, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series D Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder notice of such adjusted conversion price.

(g)           In case at any time the Corporation shall propose:

(i)           to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

(ii)           to offer for subscription any additional shares of any class or any other rights (except offerings made in connection with strategic business transactions or joint ventures with the Company) at a price less than the then closing price of such shares as such price is quoted on a Principal Market on the date of such issuance; or

(iii)           any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

(iv)           the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series D Preferred Stock, if any, and for the Common Stock and to the Holder.

If the Corporation issues any additional shares pursuant to Section 6(g)(ii) above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

A + B
(A + B) + [((C – D) x B) / C]

A = Actual shares outstanding prior to such offering

B = Actual shares sold in the offering

C = Closing market price of the Company’s common stock on the date of such offering

D = Offering price

(h)           So long as any shares of Series D Preferred Stock shall remain outstanding and the Holder thereof shall have the right to convert the same in accordance with provisions of this paragraph 6 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

(i)           The term Common Stock as used in this paragraph 6 shall mean the $.10 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class of other securities and/or property into which the shares of Series D Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 6.

(j)           The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series D Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series D Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

(k)           Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Series D Preferred Stock an amount that would be convertible into that number of Conversion Shares which would exceed the difference between (i) 4.99% of the issued and outstanding shares of Common Stock and (ii) the number of shares of Common Stock beneficially owned by the Holder For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Share limitation described in this Section 6(k) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default, upon 75 days prior notice to the Company, or upon receipt by the Holder of a Notice of Redemption, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder a exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $6.32 per share pursuant to the terms of this Series D Preferred Stock, the Warrant, the Purchase Agreement or any other Related Agreement, shall not exceed an aggregate of 2,151,260 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Series D Preferred Stock, the Purchase Agreement or any other Related Agreement, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion or exercise pursuant to the terms of this Series D Preferred Stock, the Purchase Agreement or any other Related Agreement, would exceed the Maximum Common Stock Issuance but for this Section 6(k), the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance. Notwithstanding anything contained herein to the contrary, the provisions of this Section 6(k) are irrevocable and may not be waived by the Holder or the Company..

7.           Mandatory Conversion. Except as set forth in Section 4 hereof, the shares of Series D Preferred Stock and dividends may not be converted without the consent of the Holder.

8.           Voting Rights. The shares of Series D Preferred Stock shall not have voting rights.

9.           Event of Default. In the event that any of the following events shall occur, and shall not be cured within 30 days of written notice from the Holder to the Corporation (except with respect to Section 9.1, 9.2 and 9.8 below, for which the cure period shall be as set forth therein) (each occurrence being a “Default Notice Period”) or waived in writing by the Holder (such circumstance being an “Event of Default”), for so long as the Event of Default is continuing the dividend rate described in Section 3 above shall become fifteen percent (15.0%) and the Holder shall have the right to elect to have the Corporation redeem the Series D Preferred Stock. Any such redemption shall be effected by the prompt payment to the Holder by the Corporation of a sum of money equal to 130% of the outstanding Stated Value of the shares of Series D Preferred Stock, plus accrued and unpaid dividends.

9.1.                      Failure to Make Payment. The Corporation fails to pay any payment required to be paid pursuant to the terms of hereof or the failure to timely pay any other sum of money due to the Holder from the Corporation and such failure continues for a period of five (5) business days after such payment is due .

9.2.                      Breach of Covenant. The Corporation breaches any of the covenants in Sections 6.2, 6.5, 6.12, 6.13, 9 or 10 of the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

9.3.           Breach of Representations and Warranties. Any representation or warranty of the Corporation made in Section 4 of the Purchase Agreement shall be false or misleading except for any such breach which does not have a material adverse effect on the business or financial condition of the Corporation, taken as a whole.

9.4.                      Receiver or Trustee. The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

9.5.           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation.

9.6.                      Delisting. Delisting of the Common Stock from the every Principal Market or such other principal exchange on which the Common Stock is listed for trading.

9.7.                      Stop Trade. An SEC stop trade order or Principal Market trading suspension of more than three consecutive trading days.

9.8.           Failure to Deliver Common Stock. The Corporation’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required hereof and Section 8 of the Purchase Agreement and continues for three (3) business days after receipt of notice of conversion.

10.           Mandatory Redemption. The Corporation shall redeem the shares of Series D Preferred Stock, including accrued but unpaid dividends thereon, no later than 36 months from the date of issuance thereof (the “Mandatory Redemption Date”).

11.           Status of Converted or Redeemed Stock. In case any shares of Series D Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series D Preferred Stock.

EXHIBIT A

NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series D Convertible Preferred Stock of Implant Sciences Corporation)

The undersigned hereby irrevocably elects to convert $__________ of the Stated Value of the above Series D Convertible Preferred Stock and $__________ of the dividend due, into shares of Common Stock of Implant Sciences Corporation (the “Corporation”) according to the conditions hereof, as of the date written below.

Conversion Date:

Fixed Conversion Price per share:

Number of Common Stock issuable upon this conversion:

Signature:

Print Name:

Address:

Deliveries pursuant to this notice of conversion should be made to:

Signed by:                      /s/ Diane J. Ryan
(signature of authorized officer)  Diane J. Ryan

[    ]           Chairman of the board of directors

[    ]           President

[ x  ]           Other officer

[    ]           Court-appointed fiduciary

on this 1 day of October, 2008.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

October 01, 2008   5:27 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
 Secretary of the Commonwealth

The Commonwealth of Massachusetts
William Francis Galvin
 Secretary of the Commonwealth
 One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
 (General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation: Implant Sciences Corporation

(2)	Registered office address: 600 Research Drive, Wilmington, MA 01887
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s): III, IV
(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted: April 21, 2009
(month, day, year)

(5)	Approved by:

(check appropriate box)

[ ]	the incorporators.

[ x ]	the board of directors without shareholder approval and shareholder approval was not required.

[ ]	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)
State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article IV – Please see Article IV Continuation Sheet 1

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; and 500,000 shares are designated Series D Preferred Stock.

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; and 1,000,000 shares are designated Series E Preferred Stock.

(7)
The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified: ___________________.

*           G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Continuation Sheet 1

IMPLANT SCIENCES CORPORATION

Articles of Amendment

RESOLVED:
That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article IV of the Amended and Restated Articles of Organization of the Corporation (the “Articles of Organization”) and Section 26 of the Massachusetts Business Corporation Law, the Board of Directors hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.10 per share (the “Preferred Stock”), of the Corporation authorized to be issued pursuant to the Articles of Organization, a series of Preferred Stock, consisting of 1,000,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”), and hereby fixes the powers, designations, preferences, qualifications, limitations and restrictions of the shares of such Series E Preferred Stock, as set forth in Exhibit A hereto.

EXHIBIT A

IMPLANT SCIENCES CORPORATION

TERMS OF
SERIES E CONVERTIBLE PREFERRED STOCK

1,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated as Series E Convertible Preferred Stock (the “Series E Preferred Stock”), with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1. Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any shares of Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series E Preferred Stock then outstanding shall simultaneously receive a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to that dividend per share of Series E Preferred Stock as would equal the product of (i) the dividend payable on each share of Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of Series E Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

2. Liquidation, Dissolution or Winding Up.

2.1 Payments to Holders of Series E Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Series E Original Issue Price (as defined below), plus any dividends declared but unpaid thereon. For purposes of this Section 2, “Series E Original Issue Price” shall mean $5.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series E Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

3. Voting.

3.1 General.  The holders of Series E Preferred Stock shall have no voting rights except as required by applicable law and as set forth in Subsection 3.2.

3.2 Series E Preferred Stock Protective Provisions.  At any time when any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)           Amend, alter or repeal any provision of the Articles of Organization of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series E Preferred Stock; or

(b)           Issue any shares of any class or series of Preferred Stock at a price per share which is less than the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation, taking into account all fees, expenses and standard market discounts (such standard market discounts include, by way of example only, (i) discounts below current market values offered to investors in so-called “PIPE” investments, (ii) discounts offered to investors in direct placement transactions and (iii) appropriate discounts to reflect securities subject to investment letters or other similar restrictions on free marketability). For purposes of illustration only, if the fair market value of a share of a new class or series of Preferred Stock is $10.00, and the Corporation issues such shares of Preferred Stock in a “PIPE” transaction at $9.00 per share, and incurs fees and expenses of $.50 per share in effecting such transaction, then such shares of Preferred Stock shall be deemed to have been issued at the fair market value thereof.

3.3           Reservation of Rights.   Notwithstanding any provision in this Section 3 or elsewhere in the Corporation’s Articles of Organization to the contrary, the authorization of additional classes or series of Preferred Stock and/or any other debt or equity securities convertible into or exercisable for Preferred Stock or Common Stock, which securities have rights or privileges senior to those of the Series E Preferred Stock, shall not constitute an amendment that adversely affects the Series E Preferred Stock. The Corporation is expressly authorized, without the consent of the holders of the Series E Preferred Stock, to create, or authorize the creation of, or issue or obligate itself to issue shares of any such additional class or series of capital stock, and/or securities convertible into, and other securities exercisable for, any such additional class or series of capital stock, which additional class or series of capital stock may rank senior to the Series E Preferred Stock with respect to any and all rights, including rights upon the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, rights of redemption, voting rights and other rights and privileges.

4. Optional Conversion.

The holders of the Series E Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1 Conversion Ratio.  Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, (i) at any time and from time to time after the ninth anniversary of the date on which the Corporation first issued any shares of Series E Preferred Stock and (ii) upon a Conversion Event (as defined below), without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion. The “Series E Conversion Price” shall initially be equal to $5.00. Such initial Series E Conversion Price, and the rate at which shares of Series E Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Conversion Event.  For purposes of this Section 4, “Conversion Event” shall mean the earliest of (i) a merger or consolidation of the Corporation with or into another corporation or entity (whether or not the Corporation is the surviving entity) if, after the merger or consolidation, more than 50% of the voting stock of the surviving corporation is owned by persons who were not holders of voting stock of this Corporation prior to the merger or consolidation; or (ii) the sale of substantially all of the equity securities of the Corporation to a third party in a single transaction or series of related transactions. For the avoidance of doubt, the sale, lease, transfer, license or other disposition, in a single transaction or series of related transactions, by the Corporation of any, all or substantially all of its assets shall not be considered to be a Conversion Event.

4.1.3 Termination of Conversion Rights.  The Conversion Rights of the Series E Preferred Stock shall terminate at the close of business on the last full day preceding the tenth anniversary of the date on which the Corporation first issued any shares of Series E Preferred Stock. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series E Preferred Stock.

4.2 Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion.  In order for a holder of Series E Preferred Stock to voluntarily convert shares of Series E Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series E Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series E Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series E Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series E Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series E Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series E Preferred Stock converted.

4.3.2 Reservation of Shares.  The Corporation shall at all times when the Series E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Organization. Before taking any action which would cause an adjustment reducing the Series E Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series E Conversion Price.

4.3.3 Effect of Conversion.  All shares of Series E Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series E Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series E Preferred Stock accordingly.

4.3.4 No Further Adjustment.  Upon any such conversion, no adjustment to the Series E Conversion Price shall be made for any declared but unpaid dividends on the Series E Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Series E Conversion Price for Diluting Issues.

4.4.1 Special Definitions.  For purposes of this Subsection 4.4, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series E Original Issue Date” shall mean the date on which the first share of Series E Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series E Preferred Stock;

(ii)
shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)
shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to one or more benefit plans, agreements or arrangements approved by the Board of Directors of the Corporation;

(iv)
shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)
shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vi)
shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vii)
shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(viii)
shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation (including shares underlying (directly or indirectly) any such Options or Convertible Securities).

4.4.2 No Adjustment of Series E Conversion Price.  No adjustment in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series E Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series E Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or

Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series E Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series E Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series E Conversion Price to an amount which exceeds the lower of (i) the Series E Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series E Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series E Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.6) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series E Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series E Original Issue Date), are revised after the Series E Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series E Conversion Price pursuant to the terms of Subsection 4.4.4, the Series E Conversion Price shall be readjusted to such Series E Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series E Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series E Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series E Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series E Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series E Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the lower of (i) the Series E Conversion Price in effect immediately prior to such issue and (ii) the Fair Market Value (as defined below) of the Common Stock in effect immediately prior to such issue, then the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series E Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the Series E Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series E Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5           Definition of Fair Market Value; Discounts.  For purposes of Subsection 4.4.4:

(a)           The “Fair Market Value” of the Common Stock in effect immediately prior to the issuance of Additional Shares of Common Stock shall be determined as follows:

(i)
if the Common Stock is then traded on a securities exchange or market, the average of the closing prices of the Common Stock on such exchange or market over the 10-period ending three days prior to the issuance of such Additional Shares of Common Stock;

(ii)
if the Common Stock is then actively traded over-the-counter, the average of the closing bid prices over the 10-day period ending three days prior to the issuance of such Additional Shares of Common Stock; or

(iii)	if there is then no active public market for the Common Stock, the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b)           The determination of whether such Additional Shares of Common Stock were issued at a price less than the lower of the Series E Conversion Price or the Fair Market Value of the Common Stock, as the case may be, in effect immediately prior to such issue shall be made in good faith by the Board of Directors of the Corporation, taking into account all fees, expenses and standard market discounts (such standard market discounts include, by way of example only, (i) discounts below current market values offered to investors in so-called “PIPE” investments, (ii) discounts offered to investors in direct placement transactions and (iii) appropriate discounts to reflect securities subject to investment letters or other similar restrictions on free marketability). For purposes of illustration only, if the Fair Market Value of the Common Stock is $10.00, and the

Corporation issues Additional Shares of Common Stock in a “PIPE” transaction at $9.00 per share, and incurs fees and expenses of $.50 per share in effecting such transaction, then the Additional Shares of Common Stock shall be deemed to have been issued at the Fair Market Value of the Common Stock.

4.4.6           Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(f) Cash and Property:  Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)
insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)
in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(g) Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)
the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)
the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.7           Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series E Conversion Price pursuant to the terms of Subsection 4.4.4, then, upon the final such issuance, the Series E Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series E Original Issue Date effect a subdivision of the outstanding Common Stock, the Series E Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares of Common Stock, the Series E Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series E Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series E Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series E Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series E Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series E Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series E Preferred Stock had been converted into Common Stock on the date of such event.

4.7           Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series E Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event provision shall be made so that the holders of the Series E Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series E Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series E Preferred Stock; provided, however, that no such provision shall be made if the holders of Series E Preferred Stock receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Series E Preferred Stock had been converted into Common Stock on the date of such event.

4.8           Adjustment for Merger or Reorganization, etc.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series E Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series E Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series E Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series E Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series E Preferred Stock.

4.9           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 30 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series E Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series E Preferred Stock (but in any event not later than 30 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series E Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series E Preferred Stock.

5. Mandatory Conversion.

5.1 Trigger Events.  Upon either (i) the closing of a Conversion Event or (ii) such date and time, after the ninth anniversary of the date on which the Corporation first issued any shares of Series E Preferred Stock, as may be specified by the Corporation (the time of such closing or the date and time specified by the Corporation referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Series E Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements.  All holders of record of shares of Series E Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series E Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series E Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series E Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series E Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series E Preferred Stock converted. Such converted Series E Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series E Preferred Stock accordingly.

6. Redemption.

6.1 Redemption.  All of the shares of Series E Preferred Stock which remain issued and outstanding on the tenth anniversary of the date on which the Corporation first issued any shares of Series E Preferred Stock (such anniversary, the “Redemption Date”) shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series E Original Issue Price per share, plus all declared but unpaid dividends thereon (the “Redemption Price”), effective as of the Redemption Date. If the Corporation does not have sufficient funds legally available to redeem on the Redemption Date all issued and outstanding shares of Series E Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s Series E Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares of Series E Preferred Stock to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2 Redemption Notice.  The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series E Preferred Stock not less than 60 days prior to the Redemption Date. The Redemption Notice shall state:

(a) the Redemption Date and the Redemption Price;

(b) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1.3); and

(c) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing such holder’s shares of Series E Preferred Stock.

6.3 Surrender of Certificates; Payment.  On or before the Redemption Date, each holder of shares of Series E Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

6.4 Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series E Preferred Stock is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series E Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series E Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

7. Cancellation of the Series E Preferred Stock.

7.1 General.  Notwithstanding any provision of these Articles of Organization to the contrary, all issued and outstanding shares of Series E Preferred Stock shall automatically be cancelled, without any action on the part of the Corporation or of any holder of Series E Preferred Stock, and without consideration or liability, effective upon the occurrence of certain events (each, a “Cancellation Event”) described in that certain Settlement Agreement and Mutual Release executed by the Corporation as of March 23, 2009 by and among the Corporation, its Accurel Systems International Corp. subsidiary, and the original holder of the Series E Preferred Stock.

7.2 Notice of Cancellation.  The Corporation shall send written notice (the “Cancellation Notice”) to each holder of record of Series E Preferred Stock promptly after the occurrence of a Cancellation Event, specifying that the Series E Preferred Stock has been cancelled. Promptly upon receipt of such Cancellation Notice, each holder shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Cancellation Notice.

7.3 Rights Subsequent to Cancellation Event.  All rights with respect to all shares of Series E Preferred Stock shall terminate effective on the date of the Cancellation Event as set forth in the Cancellation Notice, irrespective of the fact that the Cancellation Notice shall have been received after the date of the Cancellation Notice.

7.4 Legends.  Each certificate representing shares of Series E Preferred Stock shall bear, in addition to any legends required by applicable law, a legend substantially in the following form:

The securities represented hereby are subject to cancellation, without consideration and without prior notice, by the Corporation under certain circumstances set forth in an agreement between the Corporation and the original holder of these securities. Each holder (including any transferee) of these securities, by his, her or its acceptance of these securities, irrevocably acknowledges and agrees to the Corporation’s right to cancel these securities without consideration and without liability to the holder, and agrees to surrender these securities to the Corporation, without consideration, upon notice of such cancellation.

8. Redeemed or Otherwise Acquired Shares.  Any shares of Series E Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series E Preferred Stock following redemption.

9. Waiver.  Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series E Preferred Stock then outstanding.

10. Notices.  Any notice required or permitted by the provisions of the Articles of Organization to be given to a holder of shares of Series E Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Massachusetts Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

Signed by:                      /s/ Glenn D. Bolduc
(signature of authorized officer)

[    ]           Chairman of the board of directors

[  x ]           President

[    ]           Other officer

[    ]           Court-appointed fiduciary

on this 15TH  day of May, 2009.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

May 15, 2009   4:14 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
 Secretary of the Commonwealth

The Commonwealth of Massachusetts
William Francis Galvin
 Secretary of the Commonwealth
 One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
 (General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation: Implant Sciences Corporation

(2)	Registered office address: 600 Research Drive, Wilmington, MA 01887
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s): III, IV
(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted: June 30, 2009
(month, day, year)

(5)	Approved by:

(check appropriate box)

[ ]	the incorporators.

[ x ]	the board of directors without shareholder approval and shareholder approval was not required.

[ ]	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)
State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article IV – Please see Article IV Continuation Sheet 1

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; and 1,000,000 shares are designated Series E Preferred Stock.

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; and 2,000,000 shares are designated Series F Preferred Stock .

(7)
The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified: ___________________.

*           G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Continuation Sheet 1

IMPLANT SCIENCES CORPORATION

Articles of Amendment

RESOLVED:
That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article IV of the Amended and Restated Articles of Organization of the Corporation (the “Articles of Organization”) and Section 26 of the Massachusetts Business Corporation Law, the Board of Directors hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.10 per share (the “Preferred Stock”), of the Corporation authorized to be issued pursuant to the Articles of Organization, a series of Preferred Stock, consisting of 2,000,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”), and hereby fixes the powers, designations, preferences, qualifications, limitations and restrictions of the shares of such Series F Preferred Stock, as set forth in Exhibit A hereto.

 EXHIBIT A

IMPLANT SCIENCES CORPORATION

TERMS OF

SERIES F CONVERTIBLE PREFERRED STOCK

2,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated as Series F Convertible Preferred Stock (the “Series F Preferred Stock”), with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.           Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any shares of Common Stock unless the holders of the Series F Preferred Stock then outstanding shall simultaneously receive a dividend on each outstanding share of Series F Preferred Stock in an amount at least equal to that dividend per share of Series F Preferred Stock as would equal the product of (i) the dividend payable on each share of Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of Series F Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

2.             Liquidation, Dissolution or Winding Up.

2.1           Payments to Holders of Series F Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock and Series E Preferred Stock by reason of their ownership thereof, an amount per share equal to ten (10) times the Series F Original Issue Price (as defined below), plus any dividends declared but unpaid thereon. For purposes of this Section 2, “Series F Original Issue Price” shall mean $0.08 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series F Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2           Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series F Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

3.           Voting.

3.1           General. The holders of Series F Preferred Stock shall have no voting rights except as required by applicable law and as set forth in Subsection 3.2.

3.2           Series F Preferred Stock Protective Provisions. At any time when any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.2.1           Amend, alter or repeal any provision of the Articles of Organization or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series F Preferred Stock;

3.2.2           Authorize or issue any equity securities (or any equity or debt securities  convertible into equity securities) ranking prior and superior to the Series F Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up of the Corporation; and

3.3.3           Consummate any capital reorganization or reclassification (including without limitation by increasing any existing rights, preferences or privileges) of equity securities (or any equity or debt securities  convertible into equity securities) into equity securities ranking prior and superior to the Series F Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up of the Corporation.

4.           Optional Conversion.

The holders of the Series F Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1	Right to Convert.

4.1.1 Conversion Ratio. Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by (i) dividing the Series F Original Issue Price by the Series F Conversion Price (as defined below) in effect at the time of conversion and (ii) multiplying the result by ten (10). The “Series F Conversion Price” shall initially be equal to $0.08. Such initial Series F Conversion Price, and the rate at which shares of Series F Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series F Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3	Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series F Preferred Stock to voluntarily convert shares of Series F Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series F Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series F Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series F Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series F Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series F Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series F Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Series F Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series F Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Organization. Before taking any action which would cause an adjustment reducing the Series F Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series F Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series F Conversion Price.

4.3.3 Effect of Conversion. All shares of Series F Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series F Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series F Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series F Conversion Price shall be made for any declared but unpaid dividends on the Series F Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series F Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series F Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4	Adjustments to Series F Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Subsection 4.4, “Common Stock Equivalents” means warrants, options, subscription or other rights to purchase or otherwise obtain Common Stock, any securities or other rights convertible into or exchangeable for Common Stock and any warrants, options, subscription or other rights to purchase or otherwise obtain such convertible or exchangeable securities or other rights.

4.4.2 Anti-Dilution Adjustments.

4.4.2.1 Adjustment of Series F Conversion Price Upon Issuance of Shares of Common Stock.  Except as provided in Section 4.4.2.1.6, for so long as there are any shares of Series F Preferred Stock outstanding, if and whenever the Corporation shall issue, or is deemed to have issued, any shares of Common Stock for no consideration or a consideration per share (the “New Issuance Price”) less than the Series F Conversion Price in effect immediately prior to the time of such issuance or, as to Common Stock Equivalents, Net Consideration Per Share (as defined below) less than the Series F Conversion Price in effect immediately prior to the time of such Issuance, then, forthwith upon such Issue or sale, the Series F Conversion Price shall be reduced to such New Issuance Price.

For purposes of this Section 4.4.2.1, the following Sections 4.4.2.1.1 to Section 4.4.2.1.6 shall be applicable:

4.4.2.1.1 Consideration for Shares.  In case any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, excluding amounts paid or payable for accrued interest or accrued dividends and less any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case any shares of Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be (i) the closing sale price of such security on the date of receipt, if such security is then traded on a securities exchange or market or actively traded over-the-counter, or (ii) the fair market value as agreed by the Corporation and the holders of a majority of the Series F Preferred Stock.  If any shares of Common Stock, or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, or Common Stock Equivalent, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Corporation and the Holders of a majority of the Series F Preferred Stock.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Holders of a majority of the Series F Preferred Stock.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

4.4.2.1.2                                Issuance of Common Stock Equivalents, Expiration of Common Stock Equivalents.  The issuance of any Common Stock Equivalents shall be deemed an issuance of shares of Common Stock, and no further adjustments shall be made upon exercise, conversion or exchange of such Common Stock Equivalents.  If, as, and when a Common Stock Equivalent expires or is canceled without being exercised, the Series F Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Series F Conversion Price that would have been in effect (i) had the expired or canceled Common Stock Equivalent not been issued, and (ii) had the adjustments made to the Series F Conversion Price since the date of issuance of such Common Stock Equivalent been made to the Series F Conversion Price which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

4.4.2.1.3                                Net Consideration Per Share. The “Net Consideration Per Share” which shall be receivable by the Corporation for any shares of Common Stock issued upon the exercise, exchange or conversion of any Common Stock Equivalents shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, exchange or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if such Common Stock Equivalents were exercised, exchanged or converted assuming satisfaction of all vesting or similar requirements and achievements of all thresholds or other criteria which would increase the number of shares of Common Stock ultimately issuable upon exercise, exchange or conversion.

4.4.2.1.4                                Change in Net Consideration Per Share of Common Stock Equivalents.  Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions triggered by the price/consideration of a subsequent issuance of Common Stock or Common Stock Equivalents by the Corporation or should the number of shares of Common Stock issued or issuable upon the exercise, conversion or exchange thereof be increased from time to time, then, commencing upon, and with respect to, a conversion occurring after the effectiveness of each such change, the Series F Conversion Price shall be that which would have been obtained (i) had the adjustments made pursuant to Section 4.4.2.1.2 upon the Issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities or number of shares issued or issuable, and (ii) had the adjustments made to the Series F Conversion Price since the date of issuance of such Common Stock Equivalent been made to such Series F Conversion Price as adjusted pursuant to clause (i) above.

4.4.2.1.5                                Record Date.  In case the Corporation shall establish a record date with respect to the holders of its shares of Common Stock for the purpose of entitling them (i) to receive an allocation or other distribution payable in shares of Common Stock or Common Stock Equivalents or (ii) to subscribe for or purchase shares of Common Stock or Common Stock Equivalents, then such record date shall be deemed to be the date of the issuance of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

4.4.2.1.6                                Exceptions to Anti Dilution Adjustments.  The anti-dilution adjustments set forth in this 4.4.2.1 shall not apply under any of the circumstances contemplated in Section 4.4.2.2.  Further, the anti-dilution adjustments set forth in this Section 4.4.2.1 shall not apply with respect to (collectively referred to herein as the “Excluded Securities”):

4.4.2.1.6.1                      Common Stock issuable upon conversion of any of the Series F Preferred Stock, or as a dividend or distribution on the Series F Preferred Stock;

4.4.2.1.6.2                      securities issued upon the conversion or exercise of any debenture, warrant, option, or other convertible security outstanding as of the date hereof;

4.4.2.1.6.3                      Common Stock issuable upon a stock split, stock dividend, or any subdivision of shares of Common Stock; and

4.4.2.1.6.4                      Securities issued to employees, directors, consultants and advisors of the Corporation pursuant to an equity compensation plan approved by the stockholders of the Corporation.

4.4.2.2                      Adjustment Upon Extraordinary Common Stock Event.  Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series F Conversion Price of each share of Series F Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Series F Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event and the product so obtained shall thereafter be the Series F Conversion Price of the Series F Preferred Stock, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.  An “Extraordinary Common Stock Event” shall mean (a) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (b) a subdivision of outstanding shares of Common Stock, or (c) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

4.4.2.3                      Adjustment Upon Reorganization or Reclassification.  If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than pursuant to a stock split, combination or reverse stock split of the Common Stock), then in each such event, each Holder of Series F Preferred Stock shall have the right thereafter to receive, and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series F Preferred Stock, such shares or securities as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series F Conversion Price) shall thereafter be applicable in relation to any shares or securities thereafter deliverable upon the exercise of such conversion rights

4.4.2.4                      Notice of Adjustment.  Upon any adjustment of the Series F Conversion Price, then in each such case the Corporation shall give written notice thereof to each Holder of Series F Preferred Stock which notice shall state the Series F Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

4.4.2.5                      Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any shares of Series F Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series F Preferred Stock in any manner which interferes with the timely conversion of such shares of Series F Preferred Stock, except as may otherwise be required to comply with applicable securities or tax laws or the provisions of a written agreement between the Corporation and the holder(s) of any shares of Series F Preferred Stock.

4.4.2.6                      Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 4.4.2 as a result of the issuance of Common Stock or Common Stock Equivalents if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series F Preferred Stock agreeing that no such adjustment shall be made as a result of such issuance.

4.5           Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth herein, at no time may any holder of Series F Preferred Stock convert all or a portion of such holder’s Series F Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such Holder at such time, would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Holder providing the Corporation with 61 days’ prior written notice that such Holder would like to waive this Section 4.5 with regard to any or all shares of Common Stock issuable upon conversion of such holder’s shares of Series F Preferred Stock, this Section 4.5 shall be of no force or effect with regard to all or a portion of the shares of Series F Preferred Stock referenced in the waiver notice.

5.           Waiver.

Any of the rights, powers, preferences and other terms of the Series F Preferred Stock set forth herein may be waived on behalf of all holders of Series F Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series F Preferred Stock then outstanding.

6.           Notices.

Any notice required or permitted by the provisions of the Articles of Organization to be given to a holder of shares of Series F Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Massachusetts Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

Signed by:                      /s/ Glenn D. Bolduc

(signature of authorized officer)

[    ]           Chairman of the board of directors

[  x ]           President

[    ]           Other officer

[    ]           Court-appointed fiduciary

on this 30TH  day of June, 2009.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

June 30, 2009   4:19 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
 Secretary of the Commonwealth

The Commonwealth of Massachusetts
William Francis Galvin
 Secretary of the Commonwealth
 One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
 (General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation: Implant Sciences Corporation

(2)	Registered office address: 600 Research Drive, Wilmington, MA 01887
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s): III, IV
(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted: April 7, 2011
(month, day, year)

(5)	Approved by:

(check appropriate box)

[ ]	the incorporators.

[ x ]	the board of directors without shareholder approval and shareholder approval was not required.

[ ]	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)
State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article IV – Please see Article IV Continuation Sheet 1

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; and 2,000,000 are designated Series F Preferred Stock.

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$.10
		Preferred	5,000,000**	$.10

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; 2,000,000 shares are designated Series F Preferred Stock; and 650,000 shares are designated Series G Preferred Stock.
.

(7)
The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified: ___________________.

Continuation Sheet 1

IMPLANT SCIENCES CORPORATION

RESOLVED:
That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article IV of the Amended and Restated Articles of Organization of the Corporation (the “Articles of Organization”) and Section 26 of the Massachusetts Business Corporation Law, the Board of Directors hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.10 per share (the “Preferred Stock”), of the Corporation authorized to be issued pursuant to the Articles of Organization, a series of Preferred Stock, consisting of 650,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”), and hereby fixes the powers, designations, preferences, qualifications, limitations and restrictions of the shares of such Series G Preferred Stock, as set forth in Exhibit A hereto.

EXHIBIT A

IMPLANT SCIENCES CORPORATION

TERMS OF

SERIES G CONVERTIBLE PREFERRED STOCK

650,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated as Series G Convertible Preferred Stock (the “Series G Preferred Stock”), with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.           Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any shares of Common Stock unless the holders of the Series G Preferred Stock then outstanding shall simultaneously receive a dividend on each outstanding share of Series G Preferred Stock in an amount at least equal to that dividend per share of Series G Preferred Stock as would equal the product of (i) the dividend payable on each share of Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of Series G Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

2.           Liquidation, Dissolution or Winding Up.

2.1           Payments to Holders of Series G Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series G Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to one hundred (100) times the Series G Original Issue Price (as defined below), plus any dividends declared but unpaid thereon. For purposes of this Section 2, “Series G Original Issue Price” shall mean $0.08 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series G Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series G Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series G Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2           Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series G Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

3.           Voting.

3.1           General. The holders of Series G Preferred Stock shall have no voting rights except as required by applicable law and as set forth in Subsection 3.2.

3.2           Series G Preferred Stock Protective Provisions. At any time when any shares of Series G Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series G Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

3.2.1           Amend, alter or repeal any provision of the Articles of Organization or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series G Preferred Stock;

3.2.2           Authorize or issue any equity securities (or any equity or debt securities  convertible into equity securities) ranking prior and superior to the Series G Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up of the Corporation; and

3.2.3           Consummate any capital reorganization or reclassification (including without limitation by increasing any existing rights, preferences or privileges) of equity securities (or any equity or debt securities  convertible into equity securities) into equity securities ranking prior and superior to the Series G Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up of the Corporation.

4.           Optional Conversion.

The holders of the Series G Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert; Conversion Ratio. Each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by (i) dividing the Series G Original Issue Price by the Series G Conversion Price (as defined below) in effect at the time of conversion and (ii) multiplying the result by one hundred (100). The “Series G Conversion Price” shall initially be equal to $0.08. Such initial Series G Conversion Price, and the rate at which shares of Series G Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.2           Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series G Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series G Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3           Mechanics of Conversion.

4.3.1           Notice of Conversion. In order for a holder of Series G Preferred Stock to voluntarily convert shares of Series G Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series G Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series G Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series G Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series G Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series G Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Section 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series G Preferred Stock converted.

4.3.2           Reservation of Shares. The Corporation shall at all times when the Series G Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series G Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series G Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series G Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Organization.

4.3.3           Effect of Conversion. All shares of Series G Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series G Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series G Preferred Stock accordingly.

4.3.4           No Further Adjustment. Upon any such conversion, no adjustment to the Series G Conversion Price shall be made for any declared but unpaid dividends on the Series G Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5           Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series G Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series G Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4           Adjustments to Series G Conversion Price for Diluting Issues.

4.4.1           Adjustment Upon Extraordinary Common Stock Event.  Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series G Conversion Price of each share of Series G Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying such Series G Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event and the product so obtained shall thereafter be the Series G Conversion Price of the Series G Preferred Stock, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.  An “Extraordinary Common Stock Event” shall mean (a) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (b) a subdivision of outstanding shares of Common Stock, or (c) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

4.4.2           Adjustment Upon Reorganization or Reclassification.  If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than pursuant to a stock split, combination or reverse stock split of the Common Stock), then in each such event, each Holder of Series G Preferred Stock shall have the right thereafter to receive, and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such shares of Series G Preferred Stock, such shares or securities as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series G Conversion Price) shall thereafter be applicable in relation to any shares or securities thereafter deliverable upon the exercise of such conversion rights

4.4.3           Notice of Adjustment.  Upon any adjustment of the Series G Conversion Price, then in each such case the Corporation shall give written notice thereof to each Holder of Series G Preferred Stock which notice shall state the Series G Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

4.4.4           Closing of Books.  The Corporation will at no time close its transfer books against the transfer of any shares of Series G Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series G Preferred Stock in any manner which interferes with the timely conversion of such shares of Series G Preferred Stock, except as may otherwise be required to comply with applicable securities or tax laws or the provisions of a written agreement between the Corporation and the holder(s) of any shares of Series G Preferred Stock.

4.5           Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth herein, at no time may any holder of Series G Preferred Stock convert all or a portion of such holder’s Series G Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such Holder at such time, would result in such Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a Holder providing the Corporation with 61 days’ prior written notice that such Holder would like to waive this Section 4.5 with regard to any or all shares of Common Stock issuable upon conversion of such holder’s shares of Series G Preferred Stock, this Section 4.5 shall be of no force or effect with regard to all or a portion of the shares of Series G Preferred Stock referenced in the waiver notice.

5.           Waiver.

Any of the rights, powers, preferences and other terms of the Series G Preferred Stock set forth herein may be waived on behalf of all holders of Series G Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series G Preferred Stock then outstanding.

6.	Notices.

Any notice required or permitted by the provisions of the Articles of Organization to be given to a holder of shares of Series G Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Massachusetts Business Corporation Act, and shall be deemed sent upon such mailing or electronic transmission.

Signed by:                      /s/ Glenn D. Bolduc
(signature of authorized officer)

[ x  ]           Chairman of the board of directors

[ x  ]           President

[    ]           Other officer

[    ]           Court-appointed fiduciary

on this 7th day of April, 2011.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

April 11, 2011 03:25 PM

/s/ WILLIAM FRANCIS GALVIN
 Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per $100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.